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Exhibit 10.7

SECOND AMENDMENT TO LEASE AGREEMENT

        THIS SECOND AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of May 19, 2000, by and between HMS GATEWAY OFFICE, L.P., a Delaware limited partnership ("Landlord"), and COULTER PHARMACEUTICAL, INC., a Delaware corporation ("Tenant").

RECITALS

        A.    Landlord and Tenant have previously entered into that certain Lease Agreement dated as of November 7, 1997, as amended by a First Amendment to Lease Agreement dated as of November 10, 1998 (as amended, the "Lease"), which Lease covers certain premises commonly known as 600 Gateway Boulevard and 650 Gateway Boulevard in the City of South San Francisco, State of California, all as more particularly descried in the Lease. Capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

        B.    Concurrently herewith, Landlord and Tenant are entering into a Lease Agreement, dated as of even date herewith, covering certain premises to be hereafter developed by Landlord and to be known as 630 Gateway Boulevard, South San Francisco, California (the "630 Gateway Lease").

        C.    Landlord and Tenant desire to modify the Lease as provided herein.

AGREEMENT

        NOW THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1.     The following provision is hereby added to the Lease as new Paragraph 24(o):

            (o)   Any Default (as defined in the 630 Gateway Lease) by Tenant (or any assignee or sublessee of Tenant) under the terms of the 630 Gateway Lease during any period in which Tenant (or any such assignee or sublessee) is the tenant under the 630 Gateway Lease.

          2.     Except as expressly amended hereby, the Lease shall remain unmodified and in full force and effect. As modified hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.

          3.     This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.

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        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

Landlord:	HMS GATEWAY OFFICE, L.P. a Delaware limited partnership
	By:	Hines Gateway Office, L.P., General Partner
		By:	Hines Interests Limited Partnership, General Partner
			By:	Hines Holdings, Inc., General Partner
				By:	/s/ JAMES C. BUIE, JR.
				Name:	James C. Buie, Jr.
				Title:	Executive Vice President
Tenant:	COULTER PHARMACEUTICAL, INC., a Delaware Corporation
	By:	/s/ WILLIAM G. HARRIS
	Name:	William G. Harris
	Title:	Vice President and CFO

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FIRST AMENDMENT TO LEASE AGREEMENT

        THIS FIRST AMENDMENT TO LEASE AGREEMENT (this "Amendment") is made as of November 10, 1998, by and between HMS GATEWAY OFFICE L.P., a Delaware limited partnership ("Landlord"), and COULTER PHARMACEUTICAL, INC., a Delaware corporation ("Tenant").

RECITALS

        1.     Landlord and Tenant have previously entered into that certain Lease Agreement dated November 7, 1997 (the "Lease").

        2.     Pursuant to the Lease, Tenant leased from Landlord approximately 50,400 square feet (the "Original Premises"), which Original Premises constitute the entire building commonly known as 600 Gateway Boulevard, South San Francisco, California (the "Building").

        3.     Landlord and Tenant desire to amend the Lease to reflect the expansion of the Original Premises, all upon and subject to the terms, covenants and conditions hereinafter set forth.

AGREEMENT

        NOW THEREFORE, in consideration of the agreements of Landlord and Tenant herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

          1.     DEFINED TERMS

          Except as otherwise defined herein, capitalized terms shall have the meaning ascribed to them in the Lease.

          2.     PREMISES

          Landlord shall lease to Tenant, and Tenant shall lease from Landlord, the Premises on the terms and conditions set forth in the lease and herein. From and after the Expansion Space Commencement Date (as defined in Exhibit B-FA attached hereto), the Premises shall mean the Original Premises and an additional approximately 50,400 square feet (the "Expansion Space"), which Expansion Space shall constitute the entire building to be constructed in accordance with Exhibit A-FA and Exhibit B-FA hereto and to be commonly known as 650 Gateway Boulevard, South San Francisco, California (the "Expansion Building").

          3.     MONTHLY BASE RENT FOR THE EXPANSION

          Monthly Base Rent for the Expansion Space shall, as of the Expansion Space Commencement Date, be an amount equal to the applicable rate per square foot being charged from time to time under the Lease for the Original Premises multiplied by the square footage of the Expansion Space. The rate per square foot being charged under the Lease for the Original Premises shall be determined by dividing the Monthly Base Rent due for the Original Premises by the Premises Square Footage for the Original Premises. Nothing in this Paragraph 2 shall alter or amend the Monthly Base Rent payable under the Lease for the Original Premises.

          4.     TENANT'S PROPORTIONATE SHARE; PARKING

          As of the Expansion Space Commencement Date and subject to the terms and conditions set forth in the Lease, (i) Tenant's Proportionate Share of the Project shall be increased to 66.66%, (ii) Tenant's Proportionate Share of the building shall remain 100% and (iii) the number of unreserved parking spaces shall be increased to 302 non-exclusive and undesignated parking spaces.

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          5.     SECURITY DEPOSIT

          Prior to execution of this Amendment and in satisfaction of the condition set forth in Paragraph 52 of the Lease, Tenant has increased the Security Deposit by $75,000 such that the total Security Deposit held by Landlord under the Lease is $150,000. Such increased Security Deposit is subject to the terms and conditions of the Lease, including without limitation, Paragraph 7 of the Lease.

          6.     EXPANSION CONSTRUCTION AGREEMENTS

          Attached hereto as Exhibit A-FA and Exhibit B-FA, respectively, are the Expansion Construction Agreements that set forth the rights and obligations of Landlord and Tenant with respect to the construction of the Expansion Building and the Expansion Space. These Expansion Construction Agreements amend and restate the Base Building Construction Agreement and the Premises Construction Agreement currently attached to the Lease with respect to the construction of the Expansion Building and Expansion Space only.

          7.     TIME FOR PERFORMANCE

          With respect to construction of the Expansion Space, the parties have set forth on Exhibit H-FA hereto certain events which must occur prior to or during the construction of the Expansion Space (each a "Condition"), together with certain dates upon which each condition must be satisfied ("Initial Window Date"); provided however, if Landlord is delayed in satisfying any Condition due to Tenant Delays or Force Majeure Events (as defined in Exhibit B-FA hereto), all of the Initial Window Dates set forth on Exhibit H-FA shall be extended for a period equal to the length of such delay. If any Condition is not satisfied on or before its respective Initial Window Date, as such may be so extended, Tenant shall have the right to terminate this Lease, as to both the Original Premises and Expansion Space, by delivering written notice to Landlord within five (5) business days after expiration of the applicable Initial Window Date. If Tenant does not deliver written notice of termination to Landlord within such five day period, time being of the essence, Tenant shall have waived its right to terminate as a result of Landlord's failure to satisfy the particular Condition in question. If Tenant timely elects to terminate the Lease as set forth above, the lease, as to the Original Premises and the Expansion Space, shall terminate.

          If Tenant timely exercises its right to terminate the Lease as provided above, Landlord shall have the right to nullify Tenant's election to terminate the Lease as to the Original premises by notifying Tenant, within fifteen (15) days after receipt of tenant's election to terminate, of landlord's election to pay to Tenant the Relocation Costs (as defined below). In the even landlord nullifies tenant's election to terminate the Lese as to the Original premises and Tenant (i) gives Landlord written notice within three (3) months of such nullification that Tenant will vacate the Original Premises and (ii) vacates the Original Premises, Tenant shall have the right to sublease the Original Premises as otherwise provided under paragraph 23 of the Lease, provided however, Tenant, in this instance, shall not be required to pay the Additional Rent required to be paid to Landlord under Paragraph 23(c) of the Lease. Notwithstanding this paragraph, Tenant and any guarantor or surety of Tenant's obligations under the lease shall at all times remain fully responsible and liable for payment of the Rent and for compliance with all of Tenant's obligations under the lease, as provided in paragraph 23(d) of the Lease.

          "Relocation Costs" are defined as 150% of the reasonable out-of-pocket costs that Tenants incurs to relocate from the Original Premises to a new location. Relocation Costs shall not include any payment of rent or any cost of tenant improvements. Prior to the reimbursement of Relocation Costs by Landlord, Tenant shall provide Landlord with back-up invoices evidencing the costs incurred by Tenant in relocating to Tenant's new location. In no even shall Landlord pay

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  Relocation Costs in excess of $500,000. Relocation Costs shall be paid by landlord within ten (10) days after receipt of the above-referenced back-up invoices.

          8.     CARRY COSTS

          Notwithstanding anything in Paragraph 52(e) of the lease to the contrary, except for any delays in the Phase II Commencement Date due to Force Majeure Events, Tenant shall continue to pay to landlord the Carry Costs on the first day of each month up to and including October 1, 1998. In the event of a delay in the Phase II Commencement Date due to Majeure Events, Tenant shall continue payment (prorated as appropriate) of Carry Costs for the time attributable to such delay.

          9.     TENANT MAINTENANCE

          Notwithstanding anything in the Paragraph 13 of the Lease to the contrary, Tenant shall be responsible for maintaining the heating, ventilating and air-conditioning systems and the life-safety systems serving the Premises. Tenant shall maintain these systems in good order and condition and shall, at a minimum, follow Landlord's standard servicing guidelines for such systems.

          10.   R&D SPACE

          Notwithstanding anything in Paragraph 11 of the Lease to the contrary, Tenant shall be permitted a maximum of 25,000 square feet of R&D Space in the Expansion Space. Tenant may not exceed such maximum square footage for R&D space in the Expansion Space and therefore no Conversion Allowance shall be payable by tenant nor shall any Converted Office Space be available to Tenant with respect to the Expansion Space. The terms and conditions of Paragraph 11 shall remain unmodified and continue to apply in full force and effect with respect to the Original Premises.

          11.   BROKERS

          Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents or anyone acting on its behalf has deal with any real estate broker except the Broker(s) specified in the Basic Lese Information in the negotiating or making of this Amendment, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Amendment as a result of the actions of the indemnifying party. Landlord shall pay the brokerage commissions due to the Brokers listed in the Basic Lease Information.

          12.   BASIC LEASE INFORMATION

          As of the Expansion Space Commencement Date, the Basic Lease Information in the Lease shall be amended and restated pursuant to the Basic Lease Information attached as Exhibit Z.

          13.   RATIFICATION

          As amended hereby, the Lease is hereby ratified and confirmed in all respects. In the event of any inconsistencies between the terms of this Amendment and the Lease, the terms of this Amendment shall prevail.

          14.   SUCCESSORS AND ASSIGNS

          This Amendment shall bind and inure to the benefit of Landlord and Tenant and their respective legal representatives and successors and assigns.

signatures on next page.

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        IN WITNESS WHEREOF, landlord and Tenant have executed this Amendment to Lease as of the date first above written.

Landlord:	HMS GATEWAY OFFICE, L.P. a Delaware limited partnership
	By:	Hines Gateway Office, L.P., General Partner
	By:	Hines Interests Limited Partnership, General Partner
	By:	Hines Holdings, Inc., General Partner
		By:	/s/ JAMES BUIE
		Name:	James Buie
		Title:	Executive Vice President
Tenant:	COULTER PHARMACEUTICAL, INC., a Delaware Corporation
	By:	/s/ WILLIAM G. HARRIS
	Name:	William G. Harris
	Title:	Vice President and CFO

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AMENDED AND RESTATED AGREEMENT
CONCERNING ASSIGNMENT AND SUBLEASE PROFITS

        This Amended and Restated Agreement Concerning Assignment and Sublease Profits is entered into as of May 23, 2002, by and among Gateway Boulevard Associates, LLC, a California limited liability company ("Gateway I"), Gateway Boulevard Associates II LLC, a California limited liability company ("Gateway B"), and Coulter Pharmaceutical, Inc, a Delaware corporation ("Tenant").

RECITALS

        A.    Gateway I, as successor-in-interest to HMS Gateway Office, L.P., a Delaware limited partnership ("Hines") and Tenant are parties to that certain Lease Agreement dated as of November 7, 1997, as amended by a First Amendment to Lease Agreement dated as of November 10, 1998 and a Second Amendment to Lease Agreement dated as of May 19,2000 (such lease, as so amended, the "600/650 Lease") with respect to certain premises commonly known as 600 Gateway Boulevard ("600 Gateway Premises") and 650 Gateway Boulevard ("650 Gateway Premises") South San Francisco, California.

        B.    Gateway II, as successor-in-interest to Hines and Tenant are parties to that certain Lease Agreement dated May 19, 2000 as amended by a First Amendment to Lease Agreement dated as of January 15, 2002 (such lease, as so amended, the. "630 Lease') with respect to certain premises commonly known as 630 Gateway. Boulevard, South San Francisco, California ("630 Gateway Premises'). The 600/650 Lease and the 630 Lease am hereinafter referred to from time to time as a

        C.    Gateway I, Gateway II and Tenant have entered into that certain Agreement Concerning Assignment and Sublease Profits ("Agreement"). Gateway I, Gateway II and Tenant now desire to amend and restate. in its entirety the Agreement as set forth below.

AGREEMENT

        In consideration of the agreements referred to above, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gateway I, Gateway II and Tenant hereby agree as follows:

          1.     Section 23(a) of the 600/650 Lease is hereby amended by modifying the fourth and fifth sentences thereof to read as follows:

            In the event Tenant wishes to assign the Lease or sublet the entire Premises or all of the Premises located in either the building known as 600 Gateway Boulevard or the building known as 650 Gateway Boulevard (each, for the purposes of this Section 23(a), a "Building"), for the remainder of the Term (except in connection with a Permitted Transfer), Landlord shall have the option, to be exercised within 30 days of receipt of the foregoing, to (1) terminate this Lease in its entirety, unless the sublease is for only one of the Buildings, in which case Landlord may terminate this Lease as to the Building proposed to be sublet, (2) sublease or take an assignment as the case may be, from Tenant of the interest in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed Sublet or Assignment Agreement, (3) consent to the proposed Assignment or Sublease or (4) refuse its consent to the proposed Assignment or Sublease, providing that such consent shall not be unreasonably withheld, conditioned or delayed so long as Tenant is not then in Default under this Lease, nor is any event then occurring which, with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Landlord elects to terminate this Lease (or, in the case of a proposed subletting of one Building to terminate this Lease in connection with such Building) or sublease or take an assignment from Tenant of the interest in the Lease and/or the

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    Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2) respectively, then Landlord shall have the additional right to negotiate directly with Tenant's proposed Assignee or Subtenant and to enter into a direct Lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including. without limitation, any claims for any compensation or profit related to any such Lease or occupancy agreement.

          2.     Section 23(b) of the 600/650 Lease and Section 23(b) of the 630 Lease are each amended by adding after the first sentence the following:

            "Further, Landlord may withhold its consent to any sublease or assignment, the terms of which reflect less than Fair Market Rental (as defined in Section 23(h) below) for the Premises or any portion thereof."

          3.     Section 23(c) of the 600/650 Lease and Section 23(c) of the 630 Lease are each amended by revising the first sentence thereof to read as follows:

            "If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, seventy percent (70%) of the difference, if any, (which difference is hereinafter referred to as "Assignment/Sublease Profits") between (i) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (ii) the rent, any additional rent and any other consideration payable by assignee or sublessee to Tenant, less actual leasing commissions, reasonable attorneys' fees, cost of tenant improvements installed by Tenant at Tenant's expense for the subtenant or installed by the subtenant and paid for by Tenant, and other reasonable out-of-pocket expenses, if any, incurred by Tenant in connection with such assignment or sublease as evidenced by written records reasonably satisfactory to Landlord (collectively "Transfer Costs"), such Transfer Costs, in the event of a sublease, to be amortized evenly over the sublease term.

          4.     Section 23(d) of the: 600/650 Lease and Section 23(d) of the 630 Lease are each amended to read as follows:

            Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for such assignment or subletting), except with respect to the portion of the Premises affected by an assignment or subletting in which Landlord has exercised its option to sublease or take an assignment from Tenant pursuant to paragraph 23(a) above.

          5.     The 600/650 Lease and the 630 Lease are each amended by adding the following Section 23(h).

            Tenant acknowledges that Landlord's agreement pursuant to Section 23(c) to permit Tenant to retain 30% of the Assignment/Sublease Profits, is given in consideration of, and conditioned upon, Tenant's agreement to sublease the premises at Fair Market Rental as of the date of the proposed sublease. For purposes hereof, "Fair Market Rental" shall be determined with reference to the prevailing rental rate for leases or subleases then being entered into for comparable biotechnology properties, comparably improved and comparably located in South San Francisco, as adjusted to account for the relative size, age, character, quality, condition and location of such other properties. Fair Market Rental shall take into consideration the stated rental rate, together with economic concessions then being offered, including tenant improvement allowances, moving allowances, rent concessions and other

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    economic concessions. In the event of a sublease, the determination of Fair Market Rental shall take into account the difference between rent obtainable for subleases and direct leases. If the parties disagree as to the Fair Market Rental for the premises proposed to be subleased ("Sublease Premises"), then, within ten (10) days after request by either party to the other in writing, each party shall select as an appraiser a real estate broker with at least ten (10) years experience in leasing commercial properties in the South San Francisco area. The two appraisers shall promptly appoint as a third appraiser a broker with the qualifications required above. Each appraiser shall submit his or her opinion as to the Fair Market Rental of the Sublease Premises within ten (10) days of his or her appointment. If the parties are unable to agree on Fair Market Rental within five (5) days after submission of the opinions of the appraisers selected by Landlord and Tenant, then the opinion of those two appraisers that is closest to the opinion of the third appraiser shall be the Fair Market Rental. If either party fails to appoint an appraiser within the time specified above, or if such party's appraiser falls to submit an opinion within the time specified above, then the Fair Market Rental shall be as determined by the other party's appraiser. Each party shall bear the expenses of its own appraiser, and the parties shall each pay one-half of the expenses of the third appraiser.

          6.     The 600/650 Lease and the 630 Lease remain unmodified and in full force and effect except as set forth above. Tenant acknowledges that neither Gateway I nor Gateway II is in default of its obligations under its respective Lease, and that the Tenant has no claim of offset against or defense to its obligations under either Lease.

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        IN WITNESS WHEREOF, Gateway I, Gateway II and Tenant have executed this Agreement regarding Assignment/Sublease Profits as of the date first written above.

GATEWAY I AND GATEWAY II address for notices:	"TENANT"
c/o The Raiser Organization 800 South Claremont Street,	COULTER PHARMACEUTICAL INC., a Delaware corporation
Suite 201 San Mateo, CA 94402	By:	/s/ KATHLEEN MCKEREGHAN
Attn: Phillip H. Raiser	Name:	Kathleen McKereghan
	Title:	Secretary
"GATEWAY I"
GATEWAY BOULEVARD ASSOCIATES LLC, a California limited liability company
	By:	/s/ PHILIP RAISER Phillip H. Raiser, Manager
"GATEWAY II"
GATEWAY BOULEVARD ASSOCIATES II, LLC, a California limited liability company
	By:	/s/ PHILIP RAISER Phillip H. Raiser, Manager

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Consent of Guarantor

        The undersigned Corixa Corporation, a Delaware corporation ("Guarantor") has executed that certain Lease Guaranty dated January 15, 2002 with respect to the 600/650 Lease and that certain Lease Guaranty dated January 15, 2002 with respect to the 630 Lease (collectively, the "Guaranties"). Guarantor hereby consents to the above Amended and Restated Agreement Concerning Assignment and Sublease Profits and acknowledges that the Guaranties are in full force and effect, and that Guarantor has no claim of offset against or defense to its obligations under the Guaranties.

CORIXA CORPORATION, a Delaware corporation
By:	/s/ KATHLEEN MCKEREGHAN
Name:	Kathleen McKereghan
Title:	Senior VP, GC and Secretary

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LEASE AGREEMENT

BY AND BETWEEN

HMS GATEWAY OFFICE L.P.,
a Delaware limited partnership

AS LANDLORD

AND

COULTER PHARMACEUTICAL, INC.,
a Delaware corporation

AS TENANT

DATED November 7, 1997

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50.	Option to Renew	40
51.	Right of First Negotiation	40
52.	Right of First Offer	41
53.	Right to Expand	43
54.	Memorandum of Lease	43
Exhibit
A	Base Building Construction Agreement
B	Premises Construction Agreement
C	Guaranty
D	Commencement and Expiration Date Memorandum
E	Rules and Regulations
F	Hazardous Materials Disclosure Certificate
G	Expansion Land
H	Initial Window Dates
I	Tenant's Property
J	Memorandum of Lease

LEASE AGREEMENT

BASIC LEASE INFORMATION

Lease Date:	November 7, 1997
Landlord:	HMS Gateway Office, L.P. a Delaware limited partnership
Landlord's Address:	c/o Hines Interests Limited Partnership 101 California Street, Suite 1000 San Francisco, California 94111-5848 Attn: Tom Kruggel

All notices sent to Landlord under this Lease shall be sent to the above address, with copies to:

Hines Interests Limited Partnership
101 California Street, Suite 1000
San Francisco, California 94111-5848
Attn: Paul Paradis
Tenant:	Coulter Pharmaceutical, Inc., a Delaware corporation
Tenant's Contact Person:	William G. Harris
Tenant's Address and Telephone Number:	550 California Avenue Suite 200 Palo Alto, California 94306-1440 (650) 842-7300
Premises Square Footage:
50,400 square feet, subject to final determination by Landlord's Architect upon Commencement of the Term. Such measurement to be made in accordance with Landlord's Architect's standard measurement procedures for research and development space.
Premises Address:	600 Gateway Boulevard South San Francisco, California
Project:
Approximately 7.85 acres of land commonly known as Lot 2B of the Gateway Center and referred to as the Gateway Technology Center, together with the land and improvements on which the Project is situated and all Common Areas.
Building(s) (if not the same as the Project):	600 Gateway Boulevard South San Francisco, California
Tenant's Proportionate Share of Project:	33.33%, subject to adjustment in accordance with Paragraph 4(c)(3)
Tenant's Proportionate Share of Building:	100%
Length of Term:	One hundred forty-four (144) months
Estimated Commencement Date:	August 15, 1998

Estimated Expiration Date:	August 14, 2010
Monthly Base Rent	1.	Monthly Base Rent for the first Lease Year shall be $78,120.00;
(Original Premises):	2.	Monthly Base Rent for the second Lease Year shall be $81,244.80;
	3.	Monthly Base Rent for the third Lease Year shall be $84,494.59;
	4.	Monthly Base Rent for the fourth Lease Year shall be $87,874.38;
	5.	Monthly Base Rent for the fifth Lease Year shall be $91,389.35;
	6.	Monthly Base Rent for the sixth Lease Year shall be $95,044.92;
	7.	Monthly Base Rent for the seventh Lease Year shall be $98,846.72;
	8.	Monthly Base Rent for the eighth Lease Year shall be $102,800.59;
	9.	Monthly Base Rent for the ninth Lease Year shall be $106,912.61;
	10.	Monthly Base Rent for the tenth Lease Year shall be $111,189.12;
	11.	Monthly Base Rent for the eleventh Lease Year shall be $115,636.68;
	12.	Monthly Base Rent for the twelfth Lease Year shall be $120,262.15.

The above Monthly Base Rent calculations are subject to change after final determination of the Premises Square Footage and any such adjustment shall be based on a monthly Base Rent for the first Lease Year of $1.55 per square foot multiplied by the Premises Square Footage, and each subsequent Lease Year being 104% of the preceding Lease Year's Monthly Base Rent.
Prepaid Rent:	None
Prepaid Additional Rent:	None
Security Deposit:	Seventy-Five Thousand Dollars ($75,000)
Permitted Use:	General office and research and development activities associated with biotechnology/pharmaceutical services. All uses must be in accordance with zoning ordinances of the City of South San Francisco.
Unreserved Parking Spaces:	One Hundred Fifty-One (151) non-exclusive and undesignated parking spaces.
Broker(s):	CB Commercial Real Estate Group, Inc. CB Madison Advisory Group.
Tenant's Allowance:	$1,512,000.00

LEASE AGREEMENT

        THIS LEASE AGREEMENT is made and entered into by and between Landlord and Tenant on the Lease Date. The defined terms used in this Lease which are defined in the Basic Lease Information attached to this Lease Agreement ("Basic Lease Information") shall have the meaning and definition given them in the Basic Lease Information. The Basic Lease Information, the exhibits, the addendum or addenda described in the Basic Lease Information, and this Lease Agreement are and shall be construed as a single instrument and are referred to herein as the "Lease."

1.     DEMISE

        In consideration for the rents and all other charges and payments payable by Tenant, and for the agreements, terms and conditions to be performed by Tenant in this Lease, LANDLORD DOES HEREBY LEASE TO TENANT, AND TENANT DOES HEREBY HIRE AND TAKE FROM LANDLORD, the Premises described below (the "Premises"), upon the agreements, terms and conditions of this Lease for the Term hereinafter stated.

2.     PREMISES

        The "Premises" demised by this Lease are to consist initially of that certain building (the "Building") specified in the Basic Lease Information, which Building is to be located in that certain real estate development (the "Project") specified in the Basic Lease Information. If at any time during the Term, Tenant is leasing, in accordance with the terms and conditions of this Lease, less than all of the Building, the "Premises" shall be deemed to include only that portion of the Building then leased by Tenant pursuant to this Lease. Tenant shall have the non-exclusive right (in common with the other tenants, Landlord and any other person granted use by Landlord) to use the Common Areas (as hereinafter defined), except that, with respect to parking, Tenant shall have only a license to use the number of non-exclusive and undesignated parking spaces set forth in the Basic Lease Information in the Project's parking areas (the "Parking Areas"); provided, however, Landlord shall use commercially reasonable efforts to enforce Tenant's right to use such parking spaces. No easement for light or air is incorporated in the Premises. For purposes of this Lease, the term "Common Areas" shall mean all areas and facilities outside the Premises and within the exterior boundary line of the Project that are from time to time provided and designated by Landlord for the non-exclusive use of Landlord, Tenant and other tenants of the Project and their respective employees, guests and invitees.

        Landlord shall cause the construction of the Base Building Improvements in accordance with the terms and conditions of the Base Building Construction Agreement attached hereto as Exhibit A. Additionally, Tenant shall cause the construction of certain tenant improvements in the interior of the Premises in accordance with the terms and conditions of the Premises Construction Agreement attached hereto as Exhibit B.

        Except as otherwise provided in the last sentence of this Paragraph, Landlord has the right, in its sole discretion, from time to time, to: (a) make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces (provided, however, Landlord shall not have the right, except as otherwise provided herein, to reduce the total number of parking spaces below the number allocated to Tenant in the Basic Lease Information) parking areas, ingress, egress, direction of driveways, entrances, corridors and walkways; (b) close temporarily any of the Common Areas for maintenance or construction purposes so long as reasonable access to the Premises remains available; (c) add additional buildings and improvements to the Common Areas or remove existing buildings or improvements therefrom; (d) use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or any portion thereof so long as reasonable access to the Premises remains available; and (e) do and perform any other acts or make any other changes in, to or with respect to the Common Areas and the Project as Landlord may, in its sole discretion, deem to be appropriate. Notwithstanding (a), and (c) above, Landlord shall make no material changes or add additional buildings or material improvements to any portion of the Common Areas described on the Site Plan, as defined in the Base Building Construction Agreement, without obtaining Tenant's consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, such consent shall not be required if any change or addition is required or requested by a governmental agency having jurisdiction over the Project or as required by law.

3.     TERM

        The term of this Lease (the "Term") shall be for the period of months specified in the Basic Lease Information, commencing on, subject to Paragraph D of Exhibit B, the earliest to occur of the following dates (the "Commencement Date"):

          (a)   The date the Tenant Improvements are approved by the appropriate governmental agency as being in accordance with its building code and the building permit issued for such improvements, as evidenced by the issuance of a final building inspection approval; or

          (b)   The date Tenant's Architect and Tenant's Contractor have both certified in writing to Tenant that the Tenant Improvements have been substantially completed in accordance with the plans and specifications therefor; or

          (c)   The date Tenant commences occupancy of the Premises.

        In the event the actual Commencement Date, as determined pursuant to the foregoing, is a date other than the Estimated Commencement Date, then Landlord and Tenant shall promptly execute a Commencement and Expiration Date Memorandum in the form attached hereto as Exhibit D, wherein the parties shall specify the Commencement Date, the date on which the Term expires (the "Expiration Date") and the date on which Tenant is to commence paying rent.

4.     RENT

        (a)   Base Rent and Letter of Credit

          (1)    Base Rent.    Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without offset or deduction, the monthly installments of rent specified in the Basic Lease Information (the "Base Rent").

          (2)    Letter of Credit.    Concurrently with execution hereof, Tenant shall deliver to Landlord, at Tenant's sole cost and expense, the Letter of Credit described below in the amount of Two Million Dollars ($2,000,000) as security for the full and faithful performance of Tenant's covenants and obligations under this Lease. Upon the earlier of Tenant's delivery to Landlord of a Guaranty by a Qualified Corporate Partner or forty-five (45) days after the expiration of the Term or earlier termination, the Letter of Credit shall be returned to Tenant, reduced by any amounts that Landlord reasonably estimates to be required to remedy any defaults on the part of Tenant hereunder. The portion of the Letter of Credit not so estimated to be required shall be paid over to Tenant within two (2) weeks after expiration of the Term. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the "Letter of Credit Proceeds") or any portion thereof to cure any default under this Lease and to compensate Landlord for any damage Landlord incurs as a result of such default, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord's remedies set forth in this Lease. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the amount specified below.

  Tenant's failure to deliver such replacement Letter of Credit to Landlord within ten (10) days of Landlord's notice shall constitute a default hereunder.

          As used herein, Letter of Credit shall mean an unconditional, stand-by irrevocable letter of credit (hereinafter referred to as the "Letter of Credit") issued by a major national bank mutually satisfactory to Landlord and Tenant (collectively, the "Bank"), naming Landlord as beneficiary, in the amount of Two Million Dollars ($2,000,000). During the period from the Commencement Date through the last day of the sixth Lease Year, the amount of the Letter of Credit shall be reduced by Eighty Thousand Dollars ($80,000) on the last day of each such Lease Year. During the period from the seventh Lease Year through the Expiration Date, the amount of the Letter of Credit shall be reduced by Two Hundred Fifty Three Thousand Three Hundred Thirty-Four Dollars ($253,334) on the last day of each such lease Year. The Letter of Credit shall be for a one-year term and in any event shall be maintained in effect from the date hereof through the date that is forty-five (45) days after expiration of the Term or earlier termination. The Letter of Credit shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord, accompanied by a written statement from Landlord that Tenant is in default under the Lease; and (iii) that, in the event of Landlord's assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable (with Tenant paying all costs and expenses charged by the Bank in connection with any such transfer) Landlord, without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. In the event that the Bank shall fail to notify Landlord at least forty-five (45) days prior to expiration of the Letter of Credit that the Letter of Credit will be renewed for at least one(1) year beyond the then applicable expiration date, and deliver to Landlord a replacement Letter of Credit or a modification to the existing Letter of Credit effectuating such renewal at least forty-five (45) days prior to expiration of the Letter of Credit, and Tenant shall not have otherwise delivered to Landlord, at least forty-five (45) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold the proceeds of such draw as security for the full and faithful performance of Tenant's obligations hereunder, until Tenant shall have provided a new Letter of Credit, in which event Landlord shall promptly return the proceeds of such draw, not otherwise used in accordance with the terms of the Lease, to Tenant.

        Notwithstanding the foregoing, at any time after the commencement of the Term, Landlord agrees to allow Tenant to replace the Letter of Credit as required hereunder with an unconditional guaranty of Tenant's obligations under this Lease in the form of Exhibit C (the "Guaranty"), from a Qualified Corporate Partner. A Qualified Corporate Partner shall mean an Affiliate, as that term is defined in Paragraph 23 below, that, at the time of executing the Guaranty, has: (i) a rating from Moody's of "Baa" or better, or a rating from Standard & Poor's of "A-" or better, or (ii) cash and cash equivalents in excess of Two Hundred Fifty Million Dollars ($250,000,000), revenues in excess of Two Hundred Fifty Million Dollars ($250,000,000) and net profits in excess of Twenty Million Dollars ($20,000,000).

        As used in the preceding paragraph, the following terms shall have the meanings set forth below:

          "cash and cash equivalents" shall mean the aggregate amount of the following, to the extent owned by the Guarantor free and clear of all loans, repayment obligations, encumbrances and rights of others: (i) cash on hand; (ii) dollar demand deposits maintained in the United States with any commercial bank and dollar time deposits maintained in the United States with, or certificates of deposit having a maturity of one year or less issued by, any commercial bank or other financial institution acceptable to the Landlord; (iii) direct obligations of, or unconditionally guaranteed by, the United States and having a maturity of one year or less; and (iv) readily marketable commercial paper having a maturity of one year or less, issued by any corporate organized and existing under the laws of the United States or any state thereof or the District of Columbia and rated by Standard & Poor's or Moody's (or, if neither such organization shall rate such commercial paper at any time, rated by any nationally recognized rating organization in the United States) with the highest rating assigned by such organization.

          "revenues" shall mean increases in assets or decreases in liabilities from operation of Guarantor's business for the twelve (12) month period prior to the execution of the Guaranty, calculated in accordance with generally accepted accounting principles, consistently applied.

          "net profits" shall mean revenues, less the sum of expenses (including taxes, but excluding amortization and depreciation) and return of owners' equity, calculated in accordance with generally accepted accounting principles, consistently applied.

          "net profits" shall mean revenues, less the sum of expenses (including taxes, but excluding amortization and depreciation) and return of owners' equity, calculated in accordance with generally accepted accounting principles, consistently applied.

        As used in this Lease, the term "Lease Year" shall mean a period of twelve (12) full calendar months commencing on the Commencement Date, and each subsequent sequential twelve (12) full calendar month period thereafter.

        (b)    Additional Rent.    This Lease is intended to be a triple-net Lease with respect to Landlord; and subject to Paragraph 13(b) below, the Base Rent owing hereunder is (1) to be paid by Tenant net of all costs and expenses relating to Landlord's ownership and operation of the Project and the Building, and (2) not to be reduced, offset or diminished, directly or indirectly, by any cost, charge or expense payable hereunder by Tenant or by others in connection with the Premises, the Building and/or the Project or any part thereof. The provisions of this Paragraph 4(b) for the payment of Tenant's Proportionate Share(s) of Expenses (as hereinafter defined) are intended to pass on to Tenant its share of all such costs and expenses. In addition to the Base Rent, Tenant shall pay to Landlord, in accordance with this Paragraph 4, Tenant's Proportionate Share(s) of all costs and expenses paid or incurred in connection with the operation, maintenance, management and repair of the Premises, the Building and/or the Project or any part thereof (collectively, the "Expenses"), including, without limitation, all the following items (Tenant's Proportionate Share(s) of the Expenses is hereinafter referred to as "Additional Rent"):

          (1)   All supplies, materials and rental equipment used in the operation and maintenance of the Project.

          (2)   Utilities, that are not separately metered to Tenant, including, without limitation, water, power, gas, sewer, waste disposal, communication and cable T.V. facilities, heating, cooling, lighting and ventilation of the Project.

          (3)   A management fee equal to three percent (3%) of the annual Base Rent derived from the Building; and all wages, salaries and other compensation for any employees who provide service to the Building and/or the Project; provided such wages, salaries and other compensation shall not exceed Thirty-Six Thousand Dollars ($36,000) in any given year (the "Wage Ceiling") (such Wage Ceiling to increase each year by four percent (4%) of the Wage Ceiling for the preceding year).

          (4)   Legal and accounting services for the Project, including, but not limited to, the costs of audits by certified public accountants of Basic Operating Cost records; provided, however, that legal expense shall not include the cost of (i) negotiating lease terms for prospective tenants; (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against any other specific tenant relating to such tenant's breach of its lease, including without limitation failure to pay rent or other sums due to Landlord from such tenant, or (iv) legal costs incurred in connection with development and/or construction of the Project.

          (5)   All insurance premiums and costs, including but not limited to, the premiums and costs of fire, casualty, liability, rental abatement and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for "deductible" or self-insurance provisions); provided, however, that Landlord may, but shall not be obligated to, carry earthquake insurance. Notwithstanding the foregoing, if Landlord elects to carry earthquake insurance, Tenant shall only be obligated to pay the following amounts on account of such earthquake insurance during any calendar year: (i) if the premiums and costs associated with the earthquake insurance for the Building carried by Landlord for any given year are equal to or less than the Break Point defined below, Tenant shall pay 100% of such premiums and costs as Additional Rent; or (ii) if the premiums and costs associated with the earthquake insurance for the Building carried by Landlord for any given year exceed the Break Point, Tenant shall only pay 30% of such premiums and costs as Additional Rent. For purposes of this provision, "Break Point" shall equal $15,000 (such amount to increase each year by four percent (4%) of the Break Point for the preceding year). By way of example, if the premium and costs for earthquake insurance carried by Landlord in a calendar year are $14,500, Tenant shall be responsible for payment of $14,500 as Additional Rent; however, if the premiums and costs for earthquake insurance carried by Landlord in a calendar year are $20,000, Tenant shall be responsible for paying $6,000 as Additional Rent. If for any reason the earthquake insurance carried by Landlord is part of an umbrella or overall insurance policy covering the Building, the Project and other buildings, the determination of premiums and costs shall be based on the allocated portion of the premium and costs with respect to the Building, as reasonably determined by Landlord.

          (6)   Repairs, replacements and general maintenance (except for repairs and replacements (i) paid for from the proceeds of insurance, (ii) paid for directly by Tenant, other tenants or any third party, or (iii) for the benefit solely of tenants of the Project other than Tenant to the extent that Tenant could not obtain similar services from Landlord without an obligation to reimburse Landlord for the entire cost thereof under the provisions of this Lease).

          (7)   All real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees ("Real Property Taxes"), including, but not limited to, all of the following: (i) all real estate taxes and assessments, and all other taxes relating to, or levied, assessed or imposed on, the Project, or any portion thereof, or interest therein; (ii) all taxes, assessments, charges, levies, fees, excises or penalties, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied upon, measured by or attributable to Landlord's equipment, furniture, fixtures and other property located in, or used in connection with, the Project, or levied upon, measured by or reasonably attributable to the cost or value of any of the foregoing; (iii) all other taxes, assessments, charges, levies, fees, or penalties, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature imposed, levied, assessed, charged or collected by any governmental authority or other entity either directly or indirectly (A) for public improvements, user, maintenance or development fees, transit, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (B) upon or with respect to the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of, or business operations in, the Project (C) upon, against, or measured by the area of the Project, or uses made thereof, or leases made to tenants thereof, or all or any part of the rents collected or collectible from tenants thereof, and (D) for environmental matters or as a result of the imposition of mitigation measures, including parking taxes, employer parking regulations, or fees, charges or assessments as a result of the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or storm water runoff; (iv) any tax or excise, however, described imposed in addition to, or in substitution partially or totally of, any or all of the foregoing taxes, assessments, charges or fees; and (v) any and all costs, expenses and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fees. If by law any Real Property Taxes may be paid in installments at the option of the taxpayer, then Landlord shall include within Real Property Taxes only those installments (including interest, if any) which would become due by exercise of such option. Real estate taxes shall not include (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, or (ii) taxes computed upon the basis of the net income derived from the Project by Landlord or the owner of any interest therein.

          (8)   Amortization (together with reasonable financing charges) of capital improvements made to the Premises, the Building or the Project subsequent to the Commencement Date that (i) are or will be required to comply with applicable law, ordinance rule or regulation, enacted or enforced after the Commencement Date, (ii) are replacements of items which Landlord is obligated to maintain; or (iii) are designed to improve the operating efficiency of the Project ("Limited Capital Improvements"); provided, however, that in the case of Limited Capital Improvements made solely for efficiency purposes, the amount chargeable as an Expense in any year shall not exceed Landlord's reasonable determination of the efficiency achieved either in direct cost savings, avoidance of cost increases anticipated to be realized during the Term, or a combination of both. As used in this Paragraph 4(b)(8), "amortization" shall mean allocation of the cost equally to each year of useful life of the items being amortized or a shorter period equal to the number of years required to recover the cost of said item of capital improvement out of the savings in operating efficiency derived therefrom.

          (9)   Capital improvements to the Premises, the Building or the Project which do not constitute Limited Capital Improvements and which, in the aggregate, do not exceed $5,000 for the year in question.

        Notwithstanding any other provision herein to the contrary, if the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Additional Rent for such year so that Additional Rent shall be computed as though the Project had been fully occupied during such year; provided, however, that in no event shall Landlord collect in total, from Tenant and all other tenants of the Project, an amount greater than one hundred percent (100%) of the actual Expenses during any year of the Term.

        Notwithstanding anything to the contrary contained in this Lease, the following shall not be treated as Expenses for purposes of this Paragraph 4(b):

          a.     Leasing commissions, attorneys' fees, costs, disbursements, and other expenses incurred in connection with negotiations or disputes with tenants (other than Tenant), or in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or other occupants of the Building.

          b.     The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant.

          c.     Any depreciation on the Building or Project.

          d.     Expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Project.

          e.     Costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Project.

          f.      Overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis.

          g.     All interest, loan, fees, and other carrying costs related to any mortgage or deed of trust or related to any capital item, and all rental due under any ground or underlying lease, or any lease for any equipment ordinarily considered to be of a capital nature (except janitorial equipment which is not affixed to the Building).

          h.     Any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord.

          i.      Advertising and promotional expenditures.

          j.      Cost of repairs and other work occasioned by fire, windstorm, or other casualty that are insured or required to be insured by Landlord hereunder, excluding any deductible.

          k.     Any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project, or due to Landlord's gross negligence or willful misconduct.

          l.      Costs for sculpture, paintings, or other objects of art (nor insurance thereon or extraordinary security in connection therewith).

          m.    Wages, salaries, or other compensation paid to any executive employees above the grade of building manager; provided however, Landlord may charge as an Expense wages, salaries and other compensation for any employees who provide service to the Building and/or Project in reasonable proportion to the time spent in providing such service to the Building and/or Project.

          n.     The cost of correcting any building code or other violations which were violations prior to the Commencement Date.

          o.     The cost of containing, removing, or otherwise remediating any contamination of the Project (including the underlying land and ground water) by any Hazardous Materials either (i) where such contamination existed prior to the date of this Lease or (ii) where such costs, in any given calendar year, exceed, in the aggregate, Twenty-five Thousand Dollars ($25,000). Nothing in this provision shall be deemed to limit Tenant's liability with respect to Hazardous Materials as set forth in this Lease, including without limitation, Paragraph 16 and Paragraph 32 below.

          p.     Any other expense, except as otherwise specifically provided for in this Lease, that under generally accepted accounting principles and practice consistently applied would not be considered a normal maintenance or operating expense.

        (c)    Payment of Additional Rent.

          (1)   Upon commencement of this Lease, Landlord shall submit to Tenant an estimate of monthly Additional Rent for the period between the Commencement Date and the following December 31 and Tenant shall pay such estimated Additional Rent on a monthly basis, in advance, on the first day of each month. Tenant shall continue to make said monthly payments until notified by Landlord of a change therein. By April 1 of each calendar year, Landlord shall endeavor to provide to Tenant a statement (the "Expense Statement") showing the actual Additional Rent due to Landlord for the prior calendar year, to be prorated during the first year from the Commencement Date. If the total of the monthly payments of Additional Rent that Tenant has made for the prior calendar year is less than the actual Additional Rent chargeable to Tenant for such prior calendar year, then Tenant shall pay the difference in a lump sum within ten (10) days after receipt of such statement from Landlord. Any overpayment by Tenant of Additional Rent for the prior calendar year shall be credited towards the Additional Rent next due, or returned to Tenant in cash if no subsequent Additional Rent will be payable.

          (2)   Landlord's then-current annual operating and capital budgets for the Building and the Project or the pertinent part thereof shall be used for purposes of calculating Tenant's monthly payment of estimated Additional Rent for the current year, subject to adjustment as provided above. Landlord shall make the final determination of Additional Rent for the year in which this Lease terminates as soon as possible after termination of such year. Even though the Term has expired and Tenant has vacated the Premises, Tenant shall remain liable for payment of any amount due to Landlord in excess of the estimated Additional Rent previously paid by Tenant, and, conversely, Landlord shall promptly return to Tenant any overpayment. Failure of Landlord to submit statements as called for herein shall not be deemed a waiver of Tenant's obligation to pay Additional Rent as herein provided.

          (3)   With respect to Expenses which Landlord allocates to the Building, Tenant's "Proportionate Share of the Building" shall be the percentage set forth in the Basic Lease Information as Tenant's Proportionate Share of the Building, as adjusted by Landlord from time to time as a result of changes in the square footage leased by Tenant hereunder. With respect to Expenses which Landlord allocates to the Project as a whole or to only a portion of the Project, Tenant's "Proportionate Share of the Project" shall be, with respect to Expenses which Landlord allocates to the Project as a whole, the percentage set forth in the Basic Lease Information as Tenant's Proportionate Share of the Project and, with respect to Expenses which Landlord allocates to only a portion of the Project, a percentage calculated by Landlord from time to time in its reasonable discretion and furnished to Tenant in writing (for example, if the Building constitutes the only occupied premises of the Project, Landlord may allocate 100% of such Expenses as lighting, landscaping and Common Area maintenance to Tenant), in either case as adjusted by Landlord from time to time for changes in the square footage leased by Tenant, addition of improvements to the Project or changes in the physical size of the Project, whether such changes in size are due to an addition to or a sale or conveyance of a portion of the Project or otherwise. Notwithstanding the foregoing, Landlord may equitably adjust Tenant's Proportionate Share of the Building or of the Project, as applicable, for all or part of any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises.

        (d)    General Payment Terms.    The Base Rent, Additional Rent and all other sums payable by Tenant to Landlord hereunder, including, without limitation, any Late Charges, as defined below, assessed pursuant to Paragraph 6 below and any interest assessed pursuant to Paragraph 44 below, are referred to as the "Rent". All Rent shall be paid without deduction, offset or abatement in lawful money of the United States of America. Checks are to be made payable to HMS Gateway Office, L.P. and shall be mailed: c/o Hines Interests Limited Partnership, 101 California Street, Suite 1000, San Francisco, 94111-5848, Attn: Tom Kruggel or to such other person or place as Landlord may, from time to time, designate to Tenant in writing. The Rent for any fractional part of a calendar month at the commencement or termination of the Lease term shall be a prorated amount of the Rent for a full calendar month based upon the number of days in the month of the commencement or termination of the Lease term, as applicable.

        (e)    Audit.    Provided Tenant is not in Default under the terms of this Lease, Tenant, at its sole cost and expense, shall have the right within ninety (90) days after the delivery of each Expense Statement to review and audit Landlord's books and records regarding such Expense Statement for the sole purpose of determining the accuracy of such Expense Statement. Such review or audit shall be performed by a nationally recognized accounting firm that calculates its fees with respect to hours actually worked and that does not discount its time or rate (as opposed to a calculation based upon percentage of recoveries or other incentive arrangement), shall take place during normal business hours in the office of Landlord or Landlord's property manager and shall be completed within three (3) business days after the commencement thereof provided that Landlord or Landlord's property manager has made the books and records regarding the Expense Statement available for review. If Tenant does not so review or audit Landlord's books and records, Landlord's Expense Statement shall be final and binding upon Tenant. In the event that Tenant determines on the basis of its review of Landlord's books and records that the amount of Expenses paid by Tenant pursuant to this Paragraph 4 for the period covered by such Expense Statement is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or Landlord shall promptly refund any excess payment to Tenant and pay for any reasonable audit expenses, if such excess payment exceeds the aggregate Expenses in Landlord's Expense Statement by ten percent (10%), as the case may be.

5.     UTILITY EXPENSES

        (a)   Tenant shall pay the cost of all water; sewer use, sewer discharge fees, gas, heat, electricity, refuse pick-up, janitorial service (including, without limitation, exterior and interior window washing), telephone and all materials and services or other utilities (collectively, "Utilities") billed or metered separately to the Premises and/or Tenant, together with all taxes, assessments, charges and penalties added to or included within such cost. Tenant acknowledges that the Premises, the Building and/or the Project may become subject to the rationing of Utility services or restrictions on Utility use as required by a public utility company, governmental agency or other similar entity having jurisdiction thereof. Tenant acknowledges and agrees that its tenancy and occupancy hereunder shall be subject to such rationing or restrictions as may be imposed upon Landlord, Tenant, the Premises, the Building and/or the Project, and Tenant shall in no event be excused or relieved from any covenant or obligation to be kept or performed by Tenant by reason of any such rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing or restrictions. Tenant agrees to comply with energy conservation programs implemented by Landlord by reason of rationing, restrictions or Laws.

        (b)   Landlord shall not be liable for any loss, injury or damage to property caused by or resulting from any variation, interruption, or failure of Utilities due to any cause whatsoever, or from failure to make any repairs or perform any maintenance. No temporary interruption or failure of such services incident to the making of repairs, alterations, improvements, or due to accident, strike, or conditions or other events shall be deemed an eviction of Tenant or relieve Tenant from any of its obligations hereunder. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, steam, and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands, or other similar cause in, above, upon or about the Premises, the Building, or the Project, unless caused by Landlord's gross negligence or willful misconduct.

6.     LATE CHARGE

        Notwithstanding any other provision of this Lease, Tenant hereby acknowledges that late payment to Landlord of Rent, or other amounts due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Rent or other sums due from Tenant are not received by Landlord or by Landlord's designated agent when due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount (the "Late Charge"), plus any costs and reasonable attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder; provided however, Landlord hereby waives its right to collect the first two (2) Late Charges payable by Tenant hereunder during the Term. Landlord and Tenant hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of Tenant's late payment and shall not be construed as a penalty. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's default with respect to such overdue amount or estop Landlord from exercising any of the other rights and remedies granted under this Lease.

Initials:	Landlord	/s/ JCB	Tenant	/s/ WGH

7.     SECURITY DEPOSIT

        Concurrently with Tenant's execution of the Lease, Tenant shall deposit with Landlord the Security Deposit specified in the Basic Lease Information as security for the full and faithful performance of each and every term, covenant and condition of this Lease. Landlord may use, apply or retain the whole or any part of the Security Deposit as may be reasonably necessary (a) to remedy Tenant's default in the payment of any Rent, (b) to repair damage to the Premises caused by Tenant, (c) to clean the Premises upon termination of this Lease; provided that Tenant has, in the reasonable judgment of Landlord, not cleaned the Premises in accordance with Paragraph 11, (d) to reimburse Landlord for the payment of any amount which Landlord may reasonably spend or be required to spend by reason of Tenant's default, or (e) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. Should Tenant faithfully and fully comply with all of the terms, covenants and conditions of this Lease, within thirty (30) days following the expiration of the Term, the Security Deposit or any balance thereof shall be returned to Tenant or, at the option of Landlord, to the last assignee of Tenant's interest in this Lease. Landlord shall keep the Security Deposit separate from its general funds and shall deposit such in a financial institution selected by Landlord and Tenant shall be entitled to any interest paid by such Bank on the Security Deposit and such interest shall be paid on an annual basis to Tenant by Landlord concurrently with the delivery of the Expense Statement or credited against any amounts owed by Tenant to Landlord as shown on such Expense Statement. If Landlord so uses or applies all or any portion of said deposit, within five (5) days after written demand therefore Tenant shall deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full extent of the above amount, and Tenant's failure to do so shall be a default under this Lease. In the event Landlord transfers its interest in this Lease, Landlord shall transfer the then remaining amount of the Security Deposit to Landlord's successor in interest, and thereafter Landlord shall have no further liability to Tenant with respect to such Security Deposit.

8.     POSSESSION

        (a)    Tenant's Right of Possession.    Subject to Paragraph 8(b), Tenant shall be entitled to possession of the Premises upon commencement of the Term.

        (b)    Delay in Delivering Possession.    If for any reason whatsoever, Landlord cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date, this Lease shall not be void or voidable (except as otherwise expressly provided in Paragraph 8(c) and (d) below), nor shall Landlord, or Landlord's agents, advisors, employees, partners, shareholders, directors, invitees or independent contractors (collectively, "Landlord's Agents"), be liable to Tenant for any loss or damage resulting therefrom. Subject to Paragraph D of Exhibit B, Tenant shall not be liable for Rent until Landlord delivers possession of the Premises to Tenant. The Expiration Date shall be extended by the same number of days that Tenant's possession of the Premises was delayed beyond the Estimated Commencement Date.

        (c)    Time for Performance.    The parties have set forth on Exhibit Hcertain events which must occur prior to or during the construction of the Base Building Improvements (each a "Condition"), together with certain dates upon which each condition must be satisfied ("Initial Window Date"); provided however, if Landlord is delayed in satisfying any Condition due to Tenant Delays or Force Majeure Events (as defined in Exhibit B), all of the Initial Window Dates set forth on Exhibit H shall be extended for a period equal to the length of such delay. If any condition is not satisfied on or before its Initial Window Date, Tenant shall have the right to terminate this Lease by delivering written notice to Landlord within five (5) business days after expiration of the applicable Initial Window Date. If Tenant does not deliver written notice of termination to Landlord within such five day period, Tenant shall have waived its right to terminate as a result of Landlord's failure to satisfy the particular Condition in question, all rights and obligations of Landlord and Tenant shall continue in full force and effect, including satisfaction of the remaining Conditions. If Tenant timely elects to terminate this Lease, the Lease shall terminate and Landlord shall promptly refund to Tenant all sums paid to Landlord by Tenant, including without limitation Carry Costs, if any.

        (d)    Outside Completion Date.    Notwithstanding anything in this Lease to the contrary, if Landlord has not obtained a temporary certificate of occupancy relating to the Base Building Improvements on or before June 1, 1999, either Tenant or Landlord shall have the right to terminate this Lease by delivering written notice to the other on or before June 7, 1999; provided, however, if Landlord is delayed in obtaining the temporary certificate of occupancy relating to the Base Building Improvements as a result of Tenant Delays, such date shall be extended for a period equal to the length of any such Tenant Delay. If neither party delivers written notice of termination to the other within such time period, each party shall have waived its right to terminate and all rights and obligations of Landlord and Tenant shall continue in full force and effect, including satisfaction of the remaining Conditions. If either Tenant or Landlord timely elects to terminate this Lease, the Lease shall terminate and Landlord shall promptly refund to Tenant all sums paid to Landlord by Tenant, including without limitation Carry Costs, if any.

9.     USE OF PREMISES

        (a)    Permitted Use.    The use of the Premises by Tenant and Tenant's agents, advisors, employees, partners, shareholders, directors, invitees and independent contractors (collectively, "Tenant's Agents") shall be solely for the Permitted Use specified in the Basic Lease Information and for no other use. Tenant shall not permit any objectionable or unpleasant odor, smoke, dust, gas, noise or vibration to emanate from or near the Premises. The Premises shall not be used to create any nuisance or trespass, for any illegal purpose, for any purpose not permitted by Laws, for any purpose that would invalidate the insurance or increase the premiums for insurance on the Premises, the Building or the Project or for any purpose or in any manner that would interfere with other tenants' use or occupancy of the Project. Tenant agrees to pay to Landlord, as Additional Rent, any increases in premiums on policies resulting from Tenant's Permitted Use or any other use or action by Tenant or Tenant's Agents which increases Landlord's premiums or requires additional coverage by Landlord to insure the Premises. Tenant agrees not to overload the floor(s) of the Building.

        (b)    Compliance with Governmental Regulations and Private Restrictions.    Tenant and Tenant's Agents shall, at Tenant's expense, faithfully observe and comply with (1) all municipal, state and federal laws, statutes, codes, rules, regulations, ordinances, requirements, and orders (collectively, "Laws"), except such laws applicable to the construction of the Base Building Improvements now in force or which may hereafter be in force pertaining to the Premises or Tenant's use of the Premises, the Building or the Project, including without limitation, any Laws requiring installation of fire sprinkler systems, seismic reinforcement and related alterations, whether substantial in cost or otherwise, provided, however, that except as provided in Paragraph 9(c) below, Tenant shall not be required to make or, except as provided in Paragraph 4 above, pay for, structural changes to the Premises or the

Building not related to Tenant's specific use of the Premises unless the requirement for such changes is imposed as a result of any improvements or additions made or proposed to be made at Tenant's request; (2) all recorded covenants, conditions and restrictions affecting the Project ("Private Restrictions") now in force or which may hereafter be in force; and (3) any and all rules and regulations set forth in Exhibit E and any other rules and regulations now or hereafter promulgated by Landlord related to parking or the operation of the Premises, the Building and/or the Project (collectively, the "Rules and Regulations"). The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such Laws or Private Restrictions, shall be conclusive of that fact as between Landlord and Tenant.

        (c)    Compliance with Americans with Disabilities Act.    Landlord and Tenant hereby agree and acknowledge that the Premises, the Building and/or the Project may be subject to, among other Laws, the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, and all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Landlord shall cause the Base Building Improvements to be constructed in compliance with the ADA. Any Tenant Improvements to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Tenant Improvements. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Tenant Improvements strictly complies with all requirements of the ADA. Subject to reimbursement pursuant to Paragraph 4 above, if any barrier removal work or other work is required to the Building, the Common Areas or the Project under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's use of the Premises or any work or Alteration (as hereinafter defined) made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this provision, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Tenant shall advise Landlord in writing, and provide Landlord with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises, the Building or the Project; any claims made or threatened orally or in writing regarding noncompliance with the ADA and relating to any portion of the Premises, the Building, or the Project; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises, the Building or the Project. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and Landlord's Agents harmless and indemnify Landlord and Landlord's Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Agents' violation or alleged violation of the ADA. Landlord shall and hereby agrees to protect, defend (with counsel acceptable to Tenant) and hold Tenant and Tenant's Agents harmless and indemnify Tenant and Tenant's Agents from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Landlord's failure to have the Building Improvements constructed in compliance with the ADA.

10.   ACCEPTANCE OF PREMISES

        By taking possession of the Premises hereunder Tenant accepts the Premises as suitable for Tenant's intended use and as being in good and sanitary operating order, condition and repair, AS IS, and without representation or warranty by Landlord as to the condition, use or occupancy which may be made thereof, except for Landlord's express obligations described in Exhibit A. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant.

11.   SURRENDER

        (a)   Tenant agrees that on the last day of the Term, or on the sooner termination of this Lease, Tenant shall surrender the Premises to Landlord (i) in good condition and repair (damage by acts of God, fire, and normal wear and tear excepted), but with all interior walls painted or cleaned so they appear painted and, where appropriate, patched, any carpets cleaned, all floors cleaned and waxed, and all plumbing fixtures in good condition and working order and, where appropriate, capped, and (ii) otherwise in accordance with Paragraph 32(h). Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant, or Tenant otherwise performing all of its obligations under this Lease. On or before the expiration or sooner termination of this Lease, Tenant shall, in accordance with this Paragraph 11, and at Tenant's sole cost and expense, remove, and repair any damage caused by such removal, (A) all of Tenant's Property (as hereinafter defined) and Tenant's signage from the Premises, the Building and the Project and (B) all Tenant Improvements and all Alterations required to be removed pursuant to Paragraph 12 and Exhibit A. Any of Tenant's Property not so removed by Tenant as required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property; provided, however, that Tenant shall remain liable to Landlord for all costs incurred in storing and disposing of such abandoned property of Tenant. All Tenant Improvements and Alterations except those which Tenant is required to remove pursuant to Paragraph 12 and Exhibit A shall remain in the Premises as the property of Landlord. If the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of this Paragraph 11 and Paragraph 32(h) below, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant founded on or resulting from such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys' fees and costs.

        (b)   Notwithstanding Paragraph 11(a) above, with respect to all R&D Space, as defined below, within the Premises, Tenant shall, on the last day of the Term or on the sooner termination of this Lease, surrender such space to Landlord as follows:

    1
    The Allowable R&D Space, as defined below, shall be surrendered to Landlord in the condition specified in Paragraphs 11(a)(i) and (ii), above, except that Tenant shall not be required to paint or patch any interior walls located within the Allowable R&D Space.

    2
    The Additional R&D Space, as defined below, shall be surrendered to Landlord in the conditions specified in Paragraphs 11(a)(i) and (ii), above. In addition, Tenant shall pay to Landlord on or before the last day of the Term or on the sooner termination of this Lease, the costs, as reasonably determined by Landlord, necessary to remove all Tenant Improvements and Alterations required to be removed under Paragraph 12 and

      Exhibit A, and otherwise to surrender the Premises in a condition ready for Landlord to commence build-out of such space for a succeeding tenant.

    3.
    The Converted Office Space, as defined below, shall be surrendered to Landlord in the condition required of Additional R&D Space, as provided in Paragraph 11(b)(2) above; provided, however, Tenant shall also pay to Landlord on or before the last day of the Term or the sooner termination of this Lease, the Conversion Allowance, as defined below.

        (c)   For the purposes of this Paragraph 11, the following definitions shall apply:

    1
    Allowable R&D Space shall mean (i) that portion of R&D Space within the original Premises (specifically excluding the Expansion Space, as defined below) (the "Original Premises") that, in the aggregate, does not exceed ten thousand (10,000) square feet and (ii) that portion of R&D Space within the Expansion Space that, in the aggregate, does not exceed twenty-five thousand (25,000) square feet, the location of which shall be reasonably designated by Landlord in a notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of termination of this Lease prior to the scheduled Expiration Date, in which event, no advance notice shall be required).

    2
    Additional R&D Space shall mean that portion of R&D space within the Original Premises in excess of the maximum Allowable R&D Space under Paragraph 11(c)(1) above; provided that the Additional R&D Space shall not exceed an aggregate of ten thousand (10,000) square feet. The location of the Additional R&D Space shall be reasonably designated by Landlord in a notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event, no advance notice shall be required);

    3
    Converted Office Space shall mean (i) that portion of R&D Space within the Original Premises in excess of the maximum Additional R&D Space for the Original Premises and (ii) that portion of R&D Space within the Expansion Space in excess of the maximum Allowable R&D Space for the Expansion Space.

    4
    R&D Space shall mean space that has been improved for research, development, engineering, evaluation and testing activities and that, without reconfiguration, cannot be used for standard office use, all as determined by Landlord in its reasonable discretion based upon market conditions generally existing at the time.

    5
    Conversion Allowance shall be an amount, calculated upon termination of the Lease, equal to the greater of (i) Five Dollars ($5.00) multiplied by the total square feet of Converted Office Space or (ii) Thirty Dollars ($30), minus the product of $2.50 multiplied by the number of full Lease Years expired at the termination of the Lease, multiplied by the total square feet of Converted Office Space. By way of example, if the Lease is terminated in the 7th Lease Year and the Converted Office Space is 10,000 square feet, then the Conversion Allowance would be $150,000 or ($30 - (2.5 × 6)) × 10,000=$150,000 which is greater than ($5 × 10,000)=$50,000.

        (d)   If at any time during the Term, the total square footage of the R&D Space in (i) the Original Premises exceeds 20,000 square feet or (ii) the Expansion Space exceeds 25,000 square feet (each excess amount being referred to as the "Excess R&D Space Square Footage"), Tenant shall deposit with Landlord, as security for Tenant's surrender obligations under this Paragraph 11, an amount equal to the sum of Five Dollars ($5.00) multiplied by the Excess R&D Space Square Footage. Such amount shall be held by Landlord in an interest bearing account, with all interest earned thereon to be held by

Landlord, and such amount, including interest, shall be subsequently applied or disbursed in accordance with Paragraph 7.

12.   ALTERATIONS AND ADDITIONS

        (a)   Tenant shall not make, or permit to be made, any alteration, addition or improvement (hereinafter referred to individually as an "Alteration" and collective as the "Alterations") to the Premises or any part thereof with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord shall have the right in its sole and absolute discretion to consent or to withhold its consent to any Alteration which affects the structural portions of the Premises, the Building or the Project or the mechanical, electrical or life-safety systems serving the Premises, the Building and/or the Project or any portion thereof (the "Systems"). Notwithstanding the foregoing, but subject to the conditions set forth below, Tenant may, without Landlord's consent, make Alterations within the Premises provided that such Alterations (i) do not affect the structural portions of the Premises, the Building or the Project or the Systems, and (ii) the cost, on an individual project basis, of any Alteration is less than $50,000 and, in the aggregate for the Term, does not exceed $500,000.

        (b)   Any Alteration to the Premises shall be at Tenant's sole cost and expense, in compliance with all applicable Laws and all requirements requested by Landlord, including, without limitation, the requirements of any insurer providing coverage for the Premises or the Project or any part thereof, and in accordance with plans and specifications approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, with respect to Alterations that may be made without Landlord's prior consent as permitted above, Landlord agrees that Tenant shall not be required to submit plans and specifications for prior approval of the Landlord and that Landlord shall not require prior approval of the installing contractor; provided, however, if Tenant does not obtain the prior approval of plans and specifications for any Alteration, then subject to the terms of this Paragraph 12(b), Landlord may, by notice to Tenant given not later than ninety (90) days prior to the Expiration Date (except in the event of a termination of this Lease prior to the scheduled Expiration Date, in which event no advance notice shall be required), require Tenant, at Tenant's expense, to remove, and repair any damage caused by removal of, any and all such Alterations. If Tenant does not obtain Landlord's prior consent as to the installing contractor, Tenant shall be responsible for maintaining a harmonious labor relations with all contractors and service providers servicing the Premises, Building and/or Project. In addition, with respect to any Alterations made without Landlord's prior consent as permitted above, Tenant agrees to meet with Landlord, at Landlord's request, not more than once in every calendar year, to discuss any such Alterations that have been made to the Premises. In such meeting, Tenant shall provide Landlord with "as-built" plans and, if requested by Tenant, Landlord shall within 30 days of such meeting, provide Tenant with a list of those Alterations reviewed by Landlord that will be required to be removed upon termination of the Lease. Any Alterations requiring the prior consent of Landlord shall contain a request that Landlord specify in writing to Tenant those Alterations that Tenant will be required to remove in accordance with Paragraph 11(a) upon expiration or sooner termination of this Lease. Upon receipt of such request, Landlord shall make such determination and respond to Tenant within five (5) business days of such request. Before Alterations may begin, valid building permits or other permits or licenses required must be furnished to Landlord, and, once the Alterations begin, Tenant will diligently and continuously pursue their completion. Landlord may monitor construction of the Alterations and Tenant shall reimburse Landlord for its costs (including, without limitation, the costs of any construction manager retained by Landlord) in reviewing plans and documents and in monitoring construction. Tenant shall maintain during the course of construction, at its sole cost and expense, builders' risk insurance for the amount of the completed value of the Alterations on an all-risk non-reporting form covering all improvements under construction, including building materials, and other insurance in amounts and against such risks as Landlord shall reasonably require in connection with the Alterations. In addition to and without limitation on the generality of the foregoing, Tenant shall ensure that its contractor(s) procure and maintain in full force and effect during the course of construction a "broad form" commercial general liability and property damage policy of insurance naming Landlord, Tenant and Landlord's lenders as additional insureds. The minimum limit of coverage of the aforesaid policy shall be in the amount of not less than Three Million Dollars ($3,000,000) for injury or death of one person in any one accident or occurrence and in the amount of not less than Three Million Dollars ($3,000,000) for injury or death of more than one person in any one accident or occurrence, and shall contain a severability of interest clause or a cross liability endorsement. Such insurance shall further insure Landlord and Tenant against liability for property damage of at least One Million Dollars ($1,000,000).

        (c)   Except as otherwise expressly stated herein or agreed to between the parties, all Alterations, including, but not limited to, heating, lighting, electrical, air conditioning, fixed partitioning, drapery, wall covering and paneling, built-in cabinet work and carpeting installations made by Tenant, together with all property that has become an integral part of the Premises or the Building, shall at once be and become the property of Landlord, and shall not be deemed trade fixtures or Tenant's Property.

        (d)   No private telephone systems, utilities and/or other related computer, utility or telecommunications equipment or lines may be installed without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord gives such consent, all equipment must be installed within the Premises and, unless Landlord, at the time of installation, notified Tenant in writing that removal would not be required, removed upon the expiration or sooner termination of this Lease and the Premises restored to the same condition as before such installation.

        (e)   Notwithstanding anything herein to the contrary, before installing any equipment or lights which generate an undue amount of heat in the Premises, or if Tenant plans to use any high-power usage equipment in the Premises, Tenant shall obtain the written permission of Landlord which permission shall not be unreasonably withheld, conditioned or delayed. Landlord may refuse to grant such permission unless Tenant agrees to pay the costs to Landlord for installation of supplementary air conditioning capacity or electrical systems necessitated by such equipment.

        (f)    Tenant agrees not to proceed to make any Alterations, notwithstanding consent from Landlord to do so, until Tenant notifies Landlord in writing of the date Tenant desires to commence construction or installation of such Alterations and Landlord has approved such date in writing, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work.

13.   MAINTENANCE AND REPAIRS OF PREMISES

        (a)    Maintenance by Tenant.    Throughout the Term, Tenant shall, at its sole expense, (1) keep and maintain in good order and condition the Premises, and repair and replace every part thereof, including interior glass, windows, window frames and casements, interior doors and door frames and door closers; interior lighting (including, without limitation, light bulbs and ballasts), the plumbing and electrical systems exclusively serving the Premises, all communications systems serving the Premises, signage, interior demising walls and partitions, equipment, interior painting and interior walls and floors, and the roll-up doors, ramps and dock equipment, including, without limitation, dock bumpers, dock plates, dock seals, dock levelers and dock lights located in or on the Premises (excepting only those portions of the Building or the Project to be maintained by Landlord, as provided in Paragraph 13(b) below), (2) furnish all expendables, including light bulbs, paper goods and soaps, used in the Premises, and (3) keep and maintain in good order and condition, repair and replace all of Tenant's security systems in or about or serving the Premises. Tenant shall not do nor shall Tenant allow Tenant's Agents to do anything to cause any damage, deterioration or unsightliness to the Premises, the Building or the Project.

        (b)    Maintenance by Landlord.    Subject to the provisions of Paragraphs 13(a), 21 and 22, and further subject to Tenant's obligation under Paragraph 4 to reimburse Landlord, in the form of Additional Rent, for Tenant's Proportionate Share of the Project and the Building, as applicable, of the cost and expense of the following items; Landlord agrees to repair and maintain the following items: exterior glass, windows, window frames and casements, exterior doors and door frames and door closers; the roof coverings (provided that Tenant installs no additional air conditioning or other equipment on the roof that damages the roof coverings, in which event Tenant shall pay all costs resulting from the presence of such additional equipment); the Systems serving the Premises and the Building, excluding the plumbing and electrical systems exclusively serving the Premises; and the Parking Areas, pavement, landscaping, sprinkler systems, sidewalks, driveways, curbs, and lighting systems in the Common Areas. Subject to the provisions of Paragraphs 13(a), 21 and 22, Landlord, at its own cost and expense, agrees to repair and maintain the following items: the structural portions of the roof (specifically excluding the roof coverings), the foundation, the footings, the floor slab, and the load bearing walls and exterior walls of the Building (excluding any glass and any routine maintenance, including, without limitation, any painting, sealing, patching and waterproofing of such walls). Notwithstanding anything in this Paragraph 13 to the contrary, Landlord shall have the right to either repair or to require Tenant to repair any damage to any portion of the Premises, the Building and/or the Project caused by or created due to any act, omission, negligence or willful misconduct of Tenant or Tenant's Agents and to restore the Premises, the Building and/or the Project, as applicable, to the condition existing prior to the occurrence of such damage; provided, however, that in the event Landlord elects to perform such repair and restoration work, Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in connection therewith. Landlord's obligation hereunder to repair and maintain is subject to the condition precedent that Landlord shall have received written notice of the need for such repairs and maintenance and a reasonable time to perform such repair and maintenance. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair, and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such condition.

        (c)    Tenant's Waiver of Rights.    Tenant hereby expressly waives all rights to make repairs at the expense of Landlord or to terminate this Lease, as provided for in California Civil Code Sections 1941 and 1942, and 1932(I), respectively, and any similar or successor statute or law in effect or any amendment thereof during the Term.

14.   LANDLORD'S INSURANCE

        Landlord shall purchase and keep in force "all risk" property insurance covering the Building and the Project. Tenant shall, at its sole cost and expense, comply with any and all reasonable requirements pertaining to the Premises, the Building and the Project of any insurer necessary for the maintenance of reasonable fire and commercial general liability insurance, covering the Building and the Project. Landlord, at Tenant's cost, may maintain "Loss of Rents" insurance, insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease. Notwithstanding the foregoing, in the event Tenant provides satisfactory evidence to Landlord that Tenant maintains insurance reasonably acceptable to Landlord insuring that the Rent will be paid in a timely manner to Landlord for a period of at least twelve (12) months if the Premises, the Building or the Project or any portion thereof are destroyed or rendered unusable or inaccessible by any cause insured against under this Lease, Landlord will not charge Tenant for the cost of maintaining "Loss of Rents" insurance; provided, however, if for any reason Tenant fails to maintain such insurance, Tenant shall be responsible for payment of the Rent that would have been paid to Landlord had Tenant maintained insurance for such lost Rent.

15.   TENANT'S INSURANCE

        (a)    Commercial General Liability Insurance.    Tenant shall, at Tenant's expense, secure and keep in force a Commercial General Liability insurance policy covering the Premises, insuring Tenant and naming Landlord and its lenders as additional insured, against liability arising out of the ownership, use, occupancy or maintenance of the Premises. The minimum limit of coverage of such policy shall be in the amount of not less than Three Million Dollars ($3,000,000) for each occurrence combined single limited for bodily injury and property damage, shall include an extended liability endorsement providing contractual liability coverage (which shall include coverage for Tenant's indemnification obligations in this Lease), and shall contain a severability of interest clause or a cross liability endorsement. Landlord may from time to time require reasonable increases in any such limits if Landlord believes that additional coverage is necessary or desirable. The limit of any insurance shall not limit the liability of Tenant hereunder. No policy maintained by Tenant under this Paragraph 15(a) shall contain a deductible greater than one hundred thousand dollars ($100,000.00). No policy shall be cancelable without thirty (30) days prior written notice to Landlord. Such policies of insurance shall be issued as primary policies and not contributing with or in excess of coverage that Landlord may carry, by an insurance company authorized to do business in the State of California for the issuance of such type of insurance coverage and rated A:XIII or better in Best's Key Rating Guide.

        (b)    Personal Property Insurance.    Tenant shall maintain in full force and effect on all of its personal property, furniture, furnishings, trade or business fixtures, equipment and such other items listed on Exhibit I (collectively, "Tenant's Property") located on the Premises, a policy or policies of fire and extended coverage insurance with water damage and sprinkler leakage coverage to the extent of the full replacement cost thereof. No such policy shall contain a deductible greater than one hundred thousand dollars ($100,000.00). During the term of this Lease the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures and equipment so insured. Landlord shall have no interest in the insurance upon Tenant's equipment and fixtures and will sign all documents reasonably necessary in connection with the settlement of any claim or loss by Tenant. Landlord will not carry insurance on Tenant's possessions.

        (c)    Worker's Compensation Insurance; Employer's Liability Insurance.    Tenant shall, at Tenant's expense, maintain in full force and effect worker's compensation insurance with not less than the minimum limits required by law, and employer's liability insurance with a minimum limit of coverage of One Million Dollars ($1,000,000).

        (d)    Evidence of Coverage.    Tenant shall deliver to Landlord certificates of insurance and true and complete copies of any and all endorsements required herein for all insurance required to be maintained by Tenant hereunder at the time of execution of this Lease by Tenant. Tenant shall, at least thirty (30) days prior to expiration of each policy, furnish Landlord with certificates of renewals or "binders" thereof. Each certificate shall expressly provide that such policies shall not be cancelable except after thirty (30) days prior written notice to Landlord and the other parties named as additional insureds as required in this Lease (except for cancellation for nonpayment of premium, in which event cancellation shall not take effect until at least ten (10) days notice has been given to Landlord).

16.   INDEMNIFICATION

        (a)    Of Landlord.    Tenant shall indemnify and hold harmless Landlord and Landlord's Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney's fees) arising from (1) the use of the Premises, the Building or the Project by Tenant or Tenant's Agents, or from any activity done, permitted or suffered by Tenant or Tenant's Agents in or about the Premises, the Building or the Project, and (2) any act, neglect, fault, willful misconduct or omission of Tenant or Tenant's Agents, or from any breach or default in the terms of this Lease by Tenant or Tenant's Agents, and (3) any action or proceeding brought on account of any matter in items (1) or (2). If any action or proceeding is brought against Landlord by reason of any such claim, upon notice from Landlord, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. As a material part of the consideration to Landlord, Tenant hereby releases Landlord and Landlord's Agents from responsibility for, waives its entire claim of recovery for and assumes all risk of (i) damage to property or injury to persons in or about the Premises, the Building or the Project from any cause whatsoever (except that which is caused by the gross negligence or willful misconduct of Landlord or Landlord's Agents or by the failure of Landlord to observe any of the terms and conditions of this Lease, if such failure has persisted for an unreasonable period of time after written notice of such failure), or (ii) loss resulting from business interruption or loss of income at the Premises. The obligations of Tenant under this Paragraph 16 shall survive any termination of this Lease.

        (b)    Of Tenant.    Landlord shall indemnify and hold harmless Tenant and Tenant's Agents against and from any and all claims, liabilities, judgments, costs, demands, causes of action and expenses (including, without limitation, reasonable attorney's fees) relating to the Project and arising from the gross negligence or willful misconduct of Landlord or Landlord's Agents, and any action or proceeding brought on account of such claims. If any action or proceeding is brought against Tenant by reason of any such claim, upon notice from Tenant, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Landlord. The obligations of Landlord under this Paragraph 16 shall survive any termination of this Lease.

        (c)    No Impairment of Insurance.    The foregoing indemnity shall not relieve any insurance carrier of its obligations under any policies required to be carried by either party pursuant to this Lease, to the extent that such policies cover the peril or occurrence that results in the claim that is subject to the foregoing indemnity.

17.   SUBROGATION

        Landlord and Tenant hereby mutually waive any claim against the other and its Agents for any loss or damage to any of their property located on or about the Premises, the Building or the Project that is caused by or results from perils covered by the property insurance required to be carried by the respective parties in accordance with Paragraphs 14 and 15 of this Lease, whether or not due to the negligence of the other party or its Agents. Because the foregoing waivers will preclude the assignment of any claim by way of subrogation to an insurance company or any other person, each party now agrees to immediately give to its insurer written notice of the terms of these mutual waivers and shall have their insurance policies endorsed to prevent the invalidation of the insurance coverage because of these waivers. Nothing in this Paragraph 17 shall relieve a party of liability to the other for failure to carry insurance required by this Lease.

18.   SIGNS

        Landlord shall install, at Landlord's expense, building signage and monument signage reflecting Tenant's occupancy of the Premises mutually acceptable to Landlord and Tenant and complying with all applicable Laws or any covenants, conditions or restrictions effecting the Project. Tenant shall not place or permit to be placed in, upon, or about the Premises, the Building or the Project any exterior lights, decorations, balloons, flags, pennants, banners, advertisements or notices, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior the Premises without obtaining Landlord's prior written consent.

19.   FREE FROM LIENS

        Tenant shall keep the Premises, the Building and the Project free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant in accordance with the provisions of this Paragraph 19. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the lien to be released of record by payment or posting of a proper bond, Landlord shall have in addition to all other remedies provided herein and by law the right but not the obligation to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith (including, without limitation, attorneys' fees) shall be payable to Landlord by Tenant upon demand. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law or that Landlord shall deem proper for the protection of Landlord, the Premises, the Building and the Project, from mechanics' and materialmen's liens. Tenant shall give to Landlord at least five (5) business days' prior written notice of commencement of any repair or construction on the Premises.

20.   ENTRY BY LANDLORD

        Tenant shall permit Landlord and Landlord's Agents to enter into and upon the Premises at all reasonable times, upon reasonable notice (except in the case of an emergency, for which no notice shall be required), and subject to Tenant's reasonable security arrangements, for the purpose of inspecting the same or showing the Premises to prospective purchasers, lenders or tenants or to alter, improve, maintain and repair the Premises or the Building as required or permitted of Landlord under the terms hereof, or for any other business purpose, without any rebate of Rent and without any liability to Tenant for any of loss of occupation or quiet enjoyment of the Premises thereby occasioned (except for actual damages resulting from the gross negligence or willful misconduct of Landlord); and Tenant shall permit Landlord to post notices of non-responsibility and ordinary "for sale" or "for lease" signs. No such entry shall be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises. Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure in the case of an emergency and when Landlord otherwise reasonably deems such closure necessary.

21.   DESTRUCTION AND DAMAGE

        (a)   If the Premises are damaged by fire or other perils covered by extended coverage insurance, Landlord shall, at Landlord's option:

          (1)   In the event of total destruction (which shall mean destruction or damage in excess of twenty-five percent (25%) of the full insurable value thereof) of the Premises, elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall remain in full force and effect; or not to repair or restore the Premises, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the date (the "Casualty Discovery Date") Landlord obtains actual knowledge of such destruction. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such total destruction.

          (2)   In the event of a partial destruction (which shall mean destruction or damage to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof) of the Premises for which Landlord will receive insurance proceeds sufficient to cover the cost to repair and restore such partial destruction and, if the damage thereto is such that the Premises may be substantially repaired or restored to its condition existing immediately prior to such damage or destruction within one hundred eighty (180) days from the Casualty Discovery Date, Landlord shall commence and proceed diligently with the work of repair and restoration, in which event the

  Lease shall continue in full force and effect. If such repair and restoration requires longer than one hundred eighty (180) days or if the insurance proceeds therefore (plus any amounts Tenant may elect or is obligated to contribute) are not sufficient to cover the cost of such repair and restoration, Landlord may elect either to so repair and restore, in which event the Lease shall continue in full force and effect, or not to repair or restore, in which event the Lease shall terminate. In either case, Landlord shall give written notice to Tenant of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such partial destruction.

        (b)   If the Premises are damaged by any peril not covered by extended coverage insurance, and the cost to repair such damage exceeds any amount Tenant may agree to contribute, Landlord may elect either to commence promptly to repair and restore the Premises and prosecute the same diligently to completion, in which event this Lease shall terminate. Landlord shall give Tenant written notice of its intention within sixty (60) days after the Casualty Discovery Date. If Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date on which Tenant surrenders possession of the Premises to Landlord, except that if the damage to the Premises materially impairs Tenant's ability to continue its business operations in the Premises, then this Lease shall be deemed to have terminated as of the date such damage occurred.

        (c)   Notwithstanding anything to the contrary in this Paragraph 21, Landlord shall have the option to terminate this Lease, exercisable by notice to Tenant within sixty (60) days after the Casualty Discovery Date, in each of the following instances:

          (1)   If more than twenty-five percent (25%) of the full insurable value of the Building is damaged or destroyed, regardless of whether or not the Premises are destroyed.

          (2)   If the Building or the Project or any portion thereof is damaged or destroyed and the repair and restoration of such damage requires longer than one hundred eighty (180) days from the Casualty Discovery Date.

          (3)   If the Building or the Project or any portion thereof is damaged or destroyed and the insurance proceeds therefore are not sufficient to cover the costs of repair and restoration.

          (4)   If the Building or the Project or any portion thereof is damaged or destroyed during the last twelve (12) months of the Term.

        (d)   In the event of repair and restoration as herein provided, the monthly installments of Base Rent shall be abated proportionately in the ration which Tenant's use of the Premises is impaired during the period of such repair or restoration, but only to the extent of rental abatement insurance proceeds received by Landlord, provided, however, that Tenant shall not be entitled to such abatement to the extent that such damage or destruction was caused by the acts or inaction of Tenant or Tenant's Agents. The number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are eliminated as a result of such damage or destruction affecting such Parking Areas. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord's Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any damage to or destruction of the Premises, the building or the Project or the repair or restoration thereof, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building or the Project and/or any inconvenience or annoyance occasioned by such damage, repair or restoration unless caused by the gross negligence or the willful misconduct of Landlord.

        (e)   If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall repair or restore only the initial Tenant Improvements constructed in the Premises pursuant to the terms of this Lease, substantially to their condition existing immediately prior to the occurrence of the damage or destruction; and Tenant may, but shall not be obligated to, promptly repair and restore, at Tenant's expense, Tenant's Alterations which were not constructed by Landlord.

        (f)    Tenant hereby waives the provisions of California Civil Code Section 1932(2) and Section 1933(4) which permit termination of a lease upon destruction of the leased premises, and the provisions of any similar law now or hereinafter in effect, and the provisions of this Paragraph 21 shall govern exclusively in case of such destruction.

        (g)   If Landlord elects to repair or restore the Premises in accordance with the terms and conditions set forth in this Paragraph 21 but fails to substantially complete such repair or restoration within two hundred and seventy (270) days after the Casualty Discovery Date (the "Repair Period") and such damage to the Premises materially and adversely affects Tenant in the conduct of its business operations, Tenant shall have the right to terminate this Lease by providing written notice to Landlord within five (5) business days after the end of the Repair Period, in which event this Lease shall terminate as of the date of such casualty.

22.   CONDEMNATION

        (a)   If twenty-five percent (25%) or more of the Premises or the Building or the parking areas for the Building as shown on the Site Plan is taken for any public or quasi-public purpose by any lawful governmental power or authority, by exercise of the right of appropriation, inverse condemnation, condemnation or eminent domain, or sold to prevent such taking (each such event being referred to as a "Condemnation"), Landlord may, at its option, terminate this Lease as of the date title vests in the condemning party. If twenty-five percent (25%) or more of the Premises is taken and if the Premises remaining after such Condemnation and any repairs by Landlord would materially and adversely affect Tenant in the conduct of its business operations, Tenant shall have the right to terminate this Lease as of the date title vests in the condemning party. If either party elects to terminate this Lease as provided herein, such election shall be made by written notice to the other party given within thirty (30) days after the nature and extent of such Condemnation have been finally determined. If neither Landlord nor Tenant elects to terminate this Lease to the extent permitted above, Landlord shall promptly proceed to restore the Premises, to the extent of any Condemnation award received by Landlord, to substantially the same condition as existed prior to such Condemnation, allowing for the reasonable effects of such Condemnation, and a proportionate abatement shall be made to the Base Rent corresponding to the time during which, and to the portion of the floor area of the Premises (adjusted for any increase thereto resulting from any reconstruction) of which, Tenant is deprived on account of such Condemnation and restoration, as reasonably determined by Landlord. In addition, the number of parking spaces allocated to Tenant hereunder shall be reduced on a proportionate basis in the event any of the parking spaces in the Parking Areas are taken or otherwise eliminated as a result of any Condemnation affecting such Parking Areas. Except as expressly provided in the immediately preceding sentence with respect to abatement of Base Rent, Tenant shall have no claim against Landlord for, and hereby releases Landlord and Landlord's Agents from responsibility for and waives its entire claim of recovery for any cost, loss or expense suffered or incurred by Tenant as a result of any Condemnation or the repair or restoration of the Premises, the Building or the Project or the parking areas for the Building or the Project following such Condemnation, including, without limitation, any cost, loss or expense resulting from any loss of use of the whole or any part of the Premises, the Building, the Project or the parking areas and/or any inconvenience or annoyance occasioned by such Condemnation, repair or restoration. The provisions of California Code of Civil Procedure Section 1265.130, which allows either party to petition the Superior Court to terminate the Lease in the event of a partial taking of the Premises, the Building or the Project or the parking areas for the Building or the Project, and any other applicable law now or hereafter enacted, are hereby waived by Tenant.

        (b)   Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection with any Condemnation, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise; provided, however, that Tenant shall be entitled to receive any award separately allocated by the condemning authority to Tenant for Tenant's relocation expenses or the value of Tenant's Property (specifically excluding fixtures, Alterations and other components of the Premises which under this Lease or by law are or at the expiration of the Term will become the property of Landlord), provided that such award does not reduce any award otherwise allocable or payable to Landlord.

23.   ASSIGNMENT AND SUBLETTING

        (a)   Except as specifically provided for in (b) below, Tenant shall not voluntarily or by operation of law, (1) mortgage, pledge, hypothecate or encumber this Lease or any interest herein, (2) assign or transfer this Lease or any interest herein, sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or allow any other person (the employees and invitees of Tenant excepted) to occupy or use the Premises, or any portion thereof, without first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. When Tenant requests Landlord's consent to such assignment or subletting, it shall notify Landlord in writing of the name and address of the proposed assignee or subtenant and the nature and character of the business of the proposed assignee or subtenant and shall provide current and prior financial statements for the proposed assignee or subtenant prepared in accordance with generally accepted accounting principles, consistently applied. Tenant shall also provide Landlord with a copy of the proposed sublease or assignment agreement, including all material terms and conditions thereof. In the event Tenant wishes to assign or sublet the entire Premises for the remainder of the Term (except in either event in connection with a Permitted Transfer) Landlord shall have the option, to be exercised within thirty (30) days of receipt of the foregoing, to (1) terminate this Lease in its entirety, (2) sublease or take an assignment, as the case may be, from Tenant of the interest, in this Lease and/or the Premises that Tenant proposes to assign or sublease, on the same terms and conditions as stated in the proposed sublet or assignment agreement, (3) consent to the proposed assignment or sublease, or (4) refuse its consent to the proposed assignment or sublease, providing that such consent shall not be unreasonably withheld, conditioned or delayed so long as Tenant is not then in Default under this Lease nor is any event then occurring which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Landlord elects to terminate this Lease or sublease or take an assignment from Tenant of the interest in the Lease and/or the Premises that Tenant proposes to assign or sublease as provided in the foregoing clauses (1) and (2), respectively, then Landlord shall have the additional right to negotiate directly with Tenant's proposed assignee or subtenant and to enter into a direct lease or occupancy agreement with such party on such terms as shall be acceptable to Landlord in its sole and absolute discretion, and Tenant hereby waives any claims against Landlord related thereto, including, without limitation, any claims for any compensation on profit related to such lease or occupancy agreement.

        (b)   Without otherwise limiting the criteria upon which Landlord may withhold its consent, Landlord shall be entitled to consider all reasonable criteria including, but not limited to, the following: (1) whether or not the proposed subtenant or assignee is engaged in a business which, and the use of the Premises will be in an manner which, is in keeping with the then character and nature of all other tenancies in the Project, (2) whether the use to be made of the Premises by the proposed subtenant or assignee will conflict with any so-called "exclusive" use then in favor of any other tenant of the

Building or the Project, and whether such use would be prohibited by any other portion of this Lease, including, but not limited to, any rules and regulations then in effect, or under applicable Laws, and whether such use imposes an unreasonable load upon he Premises and the Building and Project services, (3) the business reputation of the proposed individuals who will be managing and operating the business operations of the assignee or subtenant, and the long-term financial and competitive business prospects of the proposed assignee or subtenant, and (4) the creditworthiness and financial stability of the proposed assignee or subtenant in light of the responsibilities involved. In any event, Landlord may withhold its consent to any assignment or sublease, if the actual use proposed to be conducted in the Premises or portion thereof conflicts with the provisions of Paragraph 9(a) or (b) above or with any other lease which restricts the use to which any space in the Building or the Project may be put. Notwithstanding the foregoing, Tenant may, without Landlord's consent, but upon notice and delivery of evidence documenting such assignment or subletting, assign or sublet to an Affiliate (as defined below) of the original Tenant, provided that such Affiliate has a net worth (calculated in accordance with generally accepted accounting principles, consistently applied) equal to or greater than the net worth of the original Tenant on the Commencement Date or the date of the proposed assignment or subletting, whichever is higher (such assignment or subletting being referred to as a "Permitted Transfer"). For purposes hereof, "Affiliate" shall mean any person, firm or corporation (i) which shall be controlled by, under the control of, or under common control with the original Tenant, (ii) which results from a merger of, reorganization of, or consolidation with the original Tenant or (iii) which acquires substantially all of the stock or assets of the original Tenant. For purposes hereof, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, firm or corporation, whether through the ownership of voting securities, by contract or otherwise.

        (c)   If Landlord approves an assignment or subletting as herein provided, Tenant shall pay to Landlord, as Additional Rent, all of the difference, if any, between (1) the Base Rent plus Additional Rent allocable to that part of the Premises affected by such assignment or sublease pursuant to the provisions of this Lease, and (2) the rent and any additional rent payable by the assignee or sublessee to Tenant, less actual leasing commissions, reasonable attorneys' fees, tenant improvement costs and other reasonable out-of-pocket expenses, if any, incurred by Tenant in connection with such assignment or sublease as evidenced by written records reasonably satisfactory to Landlord. The assignment or sublease agreement, as the case may be, after approval by Landlord, shall not be amended without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, and shall contain a provision directing the assignee or subtenant to pay the rent and other sums due thereunder directly to Landlord upon receiving written notice from Landlord that Tenant is in default under this Lease with respect to the payment of Rent. In the event that, notwithstanding the giving of such notice, Tenant collects any rent or other sums from the assignee or subtenant, then Tenant shall hold such sums in trust for the benefit of Landlord and shall immediately forward the same to Landlord. Landlord's collection of such rent and other sums shall not constitute an acceptance by Landlord of attornment by such assignee or subtenant. A consent to one assignment, subletting, occupation or use shall not be deemed to be a consent to any other or subsequent assignment, subletting occupation or use, and consent to any assignment or subletting shall in no way relieve Tenant of any liability under this Lease. Any assignment or subletting without Landlord's consent shall be void, and shall, at the option of Landlord, constitute a Default under this Lease.

        (d)   Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignment or subletting).

        (e)   Tenant shall pay Landlord's reasonable fees (including, without limitation, the fees of Landlord's counsel), incurred in connection with Landlord's review and processing of documents regarding any proposed assignment or sublease, which fees shall not exceed $1,500.

        (f)    Notwithstanding anything in this Lease to the contrary, in the event Landlord consents to an assignment or subletting by Tenant in accordance with the terms of this Paragraph 23, Tenant's assignee or subtenant shall have no right to further assign this Lease or any interest therein or thereunder or to further sublease all or any portion of the Premises except in accordance with the terms of this Paragraph 23.

        (g)   Tenant acknowledges and agrees that the restrictions, conditions and limitations imposed by this Paragraph 23 on Tenant's ability to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof, are, for the purposes of California Civil Code Section 1951.4, as amended from time to time, and for all other purposes, reasonable at the time that the Leas was entered into, and shall be deemed to be reasonable at the time that Tenant seeks to assign or transfer this Lease or any interest herein, to sublet the Premises or any part thereof, to transfer or assign any right or privilege appurtenant to the Premises, or to allow any other person to occupy or use the Premises or any portion thereof.

24.   TENANT'S DEFAULT

        The occurrence of any one of the following events shall constitute an event of default on the part of Tenant ("Default"):

          (a)   The vacation of the Premises for a period, in the aggregate, of six (6) months or abandonment of the Premises by Tenant for a period of ten (10) consecutive days or any vacation or abandonment of the Premises by Tenant which would cause any insurance policy to be invalidated or otherwise lapse, or the failure of Tenant to continuously operate Tenant's business in the Premises, in each of the foregoing cases irrespective of whether or not Tenant is then in monetary default under this Lease. Tenant agrees to notice and service of notice as provided for in this Lease and waives any right to any other or further notice or service of notice which Tenant may have under any statute or law now or hereafter in effect;

          (b)   Failure to pay any installment of Rent or any other monies due and payable hereunder, said failure continuing for a period three (3) days after Landlord's notice of such failure;

          (c)   A general assignment by Tenant or any guarantor or surety of Tenant's obligations hereunder (collectively, "Guarantor") for the benefit of creditors;

          (d)   The filing of a voluntary petition in bankruptcy by Tenant or any Guarantor, the filing by Tenant or any Guarantor of a voluntary petition for an arrangement, the filing by or against Tenant or any Guarantor of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by the creditors of Tenant or any Guarantor, said involuntary petition remaining undischarged for a period of sixty (60) days.

          (e)   Receivership, attachment, or other judicial seizure of substantially all of Tenant's assets on the Premises, such attachment or other seizure remaining undismissed or undischarged for a period of sixty (60) days after the levy thereof;

          (f)    Death or disability of Tenant or any Guarantor, if Tenant or such Guarantor is a natural person, or the failure by Tenant or any Guarantor to maintain its legal existence, if Tenant or such Guarantor is a corporation, partnership, limited liability company, trust or other legal entity;

          (g)   Failure of Tenant to execute and deliver to Landlord any estoppel certificate, subordination agreement, or lease amendment in the time periods and manner required by Paragraphs 30 or 31 or 42;

          (h)   An assignment or sublease, or attempted assignment or sublease, of this Lease or the Premises by Tenant contrary to the provision of Paragraph 24, unless such assignment or sublease is expressly conditioned upon Tenant having received Landlord's consent thereto;

          (i)    Failure of Tenant to restore the Security Deposit to the amount and within the time period provided in Paragraph 7 above;

          (j)    Failure in the performance of any of Tenant's covenants, agreements or obligations hereunder (except those failures specified as events of Default in subparagraphs (b), (l) or (m) above or any other subparagraphs of this Paragraph 25, which shall be governed by such other Paragraphs),which failure continues for ten (10) days after written notice thereof from Landlord to Tenant, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such ten (10) day period despite reasonable diligence, Tenant shall not be in default under this subparagraph so long as Tenant thereafter diligently and continuously prosecutes the cure to completion and actually completes such cure within a reasonable time after the giving of the aforesaid written notice;

          (k)   Chronic delinquency by Tenant in the payment of Rent, or any other periodic payments required to be paid by Tenant under this Lease. "Chronic delinquency" shall mean failure by Tenant to pay Rent, or any other periodic payments required to be paid by Tenant under this Lease and Landlord's delivery of written notice of such failure (i) for any here (3) months (consecutive or nonconsecutive) during any period of twelve (12) months or (ii) for any six (6) months (consecutive or nonconsecutive) during the Term. In the event of a Chronic Delinquency, in addition to Landlord's other remedies for Default provided in this Lease, at Landlord's option, Landlord shall have the right to require that Rent be paid by Tenant quarterly, in advance;

          (l)    Chronic overuse by Tenant or Tenant's Agents of the number of undesignated parking spaces set forth in the Basic Lease Information. "Chronic Overuse" shall mean use by Tenant or Tenant's Agents of a number of parking spaces greater than the number of parking spaces set forth in the Basic Lease Information more than three (3) times during any twelve (12) month period after written notice by Landlord;

          (m)  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or be reduced or materially changed, except as permitted in this Lease; and

          (n)   Any failure by Tenant to discharge any lien or encumbrance placed on the Project or any part thereof in violation of this Lease within ten (10) days after the date such lien or encumbrance is filed or recorded against the Project or any part thereof.

        Tenant agrees that any notice given by Landlord pursuant to Paragraph 25(j), (k) or (l) above shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

        Notwithstanding anything in this Paragraph 24 to the contrary, Tenant may cure a Default under Paragraph 24(c), (d) or (f) above relating to the Guarantor (or an event which with the giving of notice or the passing of time or both, would constitute such a Default hereunder) ("Potential Default"), by delivering to Landlord a Letter of Credit in accordance with Paragraph 4 of this Lease within ten (10) days after written notice from Landlord of such Default or Potential Default.

25.   LANDLORD'S REMEDIES

        (a)    Termination.    In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

          (1)   the worth at the time of award of any unpaid Rent and any other sums due and payable which have been earned at the time of such termination; plus;

          (2)   the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

          (3)   the worth at the time of award of the amount by which the unpaid Rent and any other sums due and payable for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (4)   any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom, including, without limitation, (A) any costs or expenses incurred by Landlord (1) in retaking possession of the Premises; (2) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering, remodeling or rehabilitating the Premises or any affected portions of the Building or the Project, including such actions undertaken in connection with the reletting or attempted reletting of the Premises to a new tenant or tenants; (3) for leasing commissions, advertising costs and other expenses of reletting the Premises; or (4) in carrying the Premises, including taxes, insurance premiums, utilities and security precautions; (B) any unearned brokerage commissions paid in connection with this Lease; (C) reimbursement of any previously waived or abated Base Rent or Additional Rent or any free rent or reduced rental rate granted hereunder; and (D) any concession made or paid by Landlord to the benefit of Tenant in consideration of this Lease including, but not limited to, any moving allowances, contributions, payments or loans by Landlord for tenant improvements or build-out allowances (including without limitation, any unamortized portion of the Tenant Improvement Allowance (such Tenant Improvement Allowance to be amortized over the Term in the manner reasonably determined by Landlord), if any, and any outstanding balance (principal and accrued interest) of the Tenant Improvement Loan, if any), or assumptions by Landlord of any of Tenant's previous lease obligations; plus

          (5)   such reasonable attorneys' fees incurred by Landlord as a result of a Default, and costs in the event suit is filed by Landlord to enforce such remedy; and plus

          (6)   at landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in subparagraphs (1) and (2) above, the "worth at the time of award" is computed by allowing interest at an annual rate equal to twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. As used in subparagraph (3) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other pertinent present or future Law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

        (b)    Continuation of Lease.    In the event of any Default by Tenant, then in addition to any other remedies available to Landlord at law or in equity and under this Lease, Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations). In addition, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises. For purposes of this Paragraph 25(b), the following acts by Landlord will not constitute the termination of Tenant's right to possession of the Premises:

          (1)   Acts of maintenance or preservation or efforts so relet the Premises, including, but not limited to, alterations, remodeling, redecorating, repairs, replacements and/or painting as Landlord shall consider advisable for the purpose of reletting the Premises or any part thereof; or

          (2)   The appointment of a receiver upon the initiative of Landlord to protect Landlord's interest under this Lease or in the Premises.

        (c)    Re-entry.    In the event of any Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, in compliance with applicable law, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

        (d)    Reletting.    In the event of the abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in Paragraph 25(c) or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in Paragraph 25(a), Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term of terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises in Landlord's sole discretion. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied in the following order: (1) to reasonable attorneys' fees incurred by Landlord as a result of a Default and costs in the event suit is filed by Landlord to enforce such remedies; (2) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; (3) to the payment of any costs of such reletting; (4) to the payment of the costs of any alterations and repairs to the Premises; (5) to the payment of Rent due and unpaid hereunder; and (6) the residue, if any, shall be held by Landlord and applied in payment of future Rent and other sums payable by Tenant hereunder as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of Rent hereunder, be less than the Rent payable during the month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

        (e)    Termination.    No re-entry or taking of possession of the Premises by Landlord pursuant to this Paragraph 25 shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any Default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such Default.

        (f)    Cumulative Remedies.    The remedies herein provided are not exclusive and Landlord shall have any and all other remedies provided herein or by law or in equity.

        (g)    No Surrender.    No act or conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term, and such acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The surrender of this Lease by Tenant, voluntary or otherwise, shall not work a merger unless Landlord elects in writing that such merger take place, but shall operate as an assignment to Landlord of any and all existing subleases, or Landlord may, at its option, elect in writing to treat such surrender as a merger terminating Tenant's estate under this Lease, and thereupon Landlord may terminate any or all such subleases by notifying the sublessee of its election so to do within five (5) days after such surrender.

26.   LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

        (a)   Without limiting the rights and remedies of Landlord contained in Paragraph 25 above, if Tenant shall be in Default in the performance of any of the terms, provisions, covenants or conditions to be performed or complied with by Tenant pursuant to this Lease, then Landlord may at Landlord's option, without any obligation to do so, and without notice to Tenant perform any such term, provision, covenant, or condition, or make any such payment and Landlord by reason of so doing shall not be liable or responsible for any loss or damage thereby sustained by Tenant or anyone holding under or through Tenant or any of Tenant's Agents, unless caused by Landlord's gross negligence or willful misconduct.

        (b)   Without limiting the rights of Landlord under Paragraph 25(a) above, Landlord shall have the right at Landlord's option, without any obligation to do so, to perform any of Tenant's covenants or obligations under this Lease without notice to Tenant in the case of an emergency, as determined, by Landlord in its sole and absolute judgment, or if Landlord otherwise determines in its reasonable discretion that such performance is necessary or desirable for the proper management and operation of the Building or the Project or for the preservation of the rights and interests or safety of other tenants of the Building or the Project.

        (c)   If Landlord performs any of Tenant's obligations hereunder in accordance with this Paragraph 26, the full amount of the cost and expense incurred or the payment so made or the amount of the loss so sustained shall immediately be owing by-Tenant to Landlord, and Tenant shall promptly pay to Landlord upon demand, as Additional Rent, the full amount thereof with interest thereon from the date of payment by Landlord at the lower of (1) ten percent (10%) per annum, or (2) the highest rate permitted by applicable law.

27.   ATTORNEY'S FEES

        (a)   If either party hereto fails to perform any of its obligations under this Lease or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Lease, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and to survive and not be merged into any such judgment.

        (b)   Without limiting the generality of Paragraph 27(a) above, if Landlord utilizes the services of an attorney for the purpose of collecting any Rent due and unpaid by Tenant or in connection with any other breach of this Lease by Tenant, Tenant agrees to pay Landlord reasonable attorneys' fees as determined by Landlord for such services, regardless of the fact that no legal action may be commenced or filed by Landlord.

28.   TAXES

        Tenant shall be liable for and shall pay, prior to delinquency, all taxes levied against Tenant's Property. If any Alteration installed by Tenant pursuant to Paragraph 12 or any of Tenant's Property is assessed and taxed with the Project or Building, Tenant shall pay such taxes to Landlord within ten (10) days after delivery to Tenant of a statement therefor.

29.   EFFECT OF CONVEYANCE

        The term "Landlord" as used in this Lease means, from time to time, the then current owner of the Building or the Project containing the Premises, so that, in the event of any sale of the Building or the Project, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord arising hereunder from and after the date of such transfer, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, that the purchaser of the Building or the Project has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.

30.   TENANT'S ESTOPPEL CERTIFICATE

        From time to time, upon written request of either party (the "Requesting Party"), the other party (the "Responding Party") shall execute, acknowledge and deliver to the Requesting Party or its designee, a written certificate stating (a) the date this Lease was executed, the Commencement Date of the Term and the date the Term expires; (b) the date Tenant entered into occupancy of the Premises; (c) the amount of Rent and the date to which such Rent has been paid; (d) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or, if assigned, modified, supplemented or amended, specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises (or specifying such other agreements, if any); (f) that all obligations under this Lease to be performed by the Requesting Party as of the date of such certificate have been satisfied (or specifying those as to which the Responding Party claims that the Requesting Party has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or stating exceptions thereto); (h) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (l) month in advance (or stating exceptions thereto): (j) that a currently valid letter of credit and security deposit have been deposited with Landlord, stating the original amount thereof and any increases or decreases thereto and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Building or the Project or by a purchaser of the Building or the Project or a purchase of Tenant's stock or assets. Any such certificate delivered pursuant to his Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Premises. If the Responding Party shall fail to provide such certificate within ten (10) days of receipt by the Responding Party of a written request by the Requesting Party as herein provided, such failure shall, at the Requesting Party's election, constitute a Default under this Lease.

31.   SUBORDINATION

        Landlord shall have the right to cause this Lease to be and remain subject and subordinate to any and all mortgages, deeds of trust and ground leases, if any ("Encumbrances") that are now or may hereafter be executed covering the Premises, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided only, and as an express condition precedent to such subordination, that in the event of termination of any such ground lease or upon the foreclosure of any such mortgage or deed of trust, so long as Tenant is not in default, the holder thereof ("Holder") shall agree to recognize Tenant's rights under this Lease as long as long as Tenant shall pay the Rent and observe and perform all the provisions of this Lease to be observed and performed by Tenant. Within ten (10) days after Landlord's written request, Tenant shall execute, acknowledge and deliver any and all reasonable documents required by Landlord or the Holder to effectuate such subordination. If Tenant fails to do so, such failure shall constitute a Default by Tenant under this Lease. Notwithstanding anything to the contrary set forth in this Paragraph 31, Tenant hereby attorns and specifying the date and terms of any agreement so affecting this Lease); (e) that this Lease represents the entire agreement between the parties with respect to Tenant's right to use and occupy the Premises (or specifying such other agreement, if any); (f) that all obligations under this Lease to be performed by the Requesting Party as of the date of such certificate have been satisfied (or specifying those as to which the Responding Party claims that the Requesting Party has yet to perform); (g) that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or stating exceptions thereto); (h) that on such date there exist no defenses or offsets that Tenant has against the enforcement of this Lease by Landlord (or stating exceptions thereto); (i) that no Rent or other sum payable by Tenant hereunder has been paid more than one (i) months in advance (or stating exceptions thereto); (j) that a currently valid letter of credit and security deposit have been deposited with Landlord, stating the original amount thereof and any increases and decreases thereto; and (k) any other matters evidencing the status of this Lease that may be required either by a lender making a loan to Landlord to be secured by a deed of trust covering the Building or the Project or a purchase of Tenant's stock or assets. Any such certificate delivered pursuant to this Paragraph 30 may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Premises. If the Responding Party shall fail to provide such certificate within ten (10) days of receipt by the Responding Party of a written request by the Requesting Party as herein provided, such failure shall, at the Requesting Party's election, constitute a Default under this Lease.

32.   ENVIRONMENTAL COVENANTS

        (a)   Prior to executing this Lease, Tenant has completed, executed and delivered to Landlord a Hazardous Materials Disclosure Certificate ("Initial Disclosure Certificate"), a fully completed copy of which is attached hereto as Exhibit F and incorporated herein by this reference. Tenant covenants, represents and warrants to Landlord that the information on the Initial Disclosure Certificate is, to the best of Tenant's knowledge, true and correct and accurately describes the Hazardous Materials which will be manufactured, treated, used or stored on or about the Premises by Tenant or Tenant's Agents. Tenant shall, on an annual basis, complete, execute and deliver to Landlord an updated Disclosure Certificate (each, an "Updated Disclosure Certificate") describing Tenant's then current and proposed future uses of Hazardous Materials on or about the Premises, which Updated Disclosure Certificates shall be in the same format as that which is set forth in Exhibit For in such updated format as Landlord may reasonably require from time to time. Tenant shall deliver to Landlord copies of any and all filings (a "Filing") made after the Commencement Date with any state, local or federal governmental agencies relating to Hazardous Materials used or to be used on or about the Premises and Tenant shall promptly upon Landlord's request make appropriate representatives of Tenant available to discuss with Landlord any such Filing. Tenant shall make no use of Hazardous Materials on or about the Premises except as described in the Initial Disclosure Certificate or an Updated Disclosure Certificate, as required hereunder.

        (b)   As used in this Lease, the term "Hazardous Materials" shall mean and include any substance that is or contains (1) any "hazardous substance" as now or hereafter defined in § 101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended

("CERCLA") (42 U.S.C. § 9601 et seq.) or any regulations promulgated under CERCLA; (2) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act, as amended ("RCRA") (42 U.S.C. §6901 et seq.) or any regulations promulgated under RCRA; (3) any substance now or hereafter regulated by the Toxic Substances Control Act, as amended ("TSCA") (15 U.S.C. § 2601 et seq.) or any regulations promulgated under TSCA; (4) petroleum, petroleum by-products, gasoline, diesel fuel, or other petroleum hydrocarbons; (5) asbestos and asbestos-containing material, in any form, whether friable or non-friable; (6) polychlorinated biphenyls; (7) lead and lead-containing materials; or (8) any additional substance, material or waste (A) the presence of which on or about the Premises (i) requires reporting, investigation or remediation under any Environmental Laws (as hereinafter defined), (ii) causes or threatens to cause a nuisance on the Premises or any adjacent area or property or poses or threatens to pose a hazard to the health or safety of persons on the Premises or any adjacent area or property, or (iii) which, if it emanated or migrated from the Premises, could constitute a trespass, or (B) which is now or is hereafter classified or considered to be hazardous or toxic under any Environmental Laws.

        (c)   As used in this Lease, the term "Environmental Laws" shall mean and include (1) CERCLA, RCRA and TSCA; and (2) any other federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders or decrees now or hereinafter in effect relating to (A) pollution, (B) the protection or regulation of human health, natural resources or the environment, (C) the treatment, storage or disposal of Hazardous Materials, or (D) the emission, discharge, release or threatened release of Hazardous Materials into the environment.

        (d)   Tenant agrees that during its use and occupancy of the Premises it will (1) not (A) permit Hazardous Materials to be present on or about the Premises except in a manner and quantity necessary for the ordinary performance of Tenant's business or (B) release, discharge or dispose of any Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project; (2) comply with all Environmental Laws relating to Tenant's use of Hazardous Materials in, on or about the Premises in violation of any Environmental Laws; and (3) immediately notify Landlord of (A) any inquiry, test, investigation or enforcement proceeding by any governmental agency or authority against Tenant, Landlord or the Premises, Building or Project relating to any Hazardous Materials or under any Environmental Laws or (B) the occurrence of any event or existence of any condition that would cause a breach of any of the covenants set forth in this Paragraph 32.

        (e)   If Tenant's use of Hazardous Materials on or about the Premises results in a release, discharge or disposal of Hazardous Materials on, in, at, under, or emanating from, the Premises, the Building or the Project, Tenant agrees to investigate, clean up, remove or remediate such Hazardous Materials in full compliance with (1) the requirements of (A) all Environmental Laws and (B) any governmental agency or authority responsible for the enforcement of any Environmental Laws; and (2) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project.

        (f)    Upon reasonable notice to Tenant, Landlord may inspect the Premises and surrounding areas for the purpose of determining whether there exists on or about the Premises any Hazardous Material or other condition or activity that is in violation of the requirements of this Lease or of any Environmental Laws. Such inspections may include, but are not limited to, entering upon the property adjacent to or surrounding the Premises with drill rigs or other machinery for the purpose of obtaining laboratory samples. Landlord shall not be limited in the number of such inspections during the Term of this Lease but such inspections shall be reasonable in light of the circumstances. In the event (1) such inspections reveal the presence of any such Hazardous Material or other condition or activity caused by Tenant or its Agents in violation of the requirements of this Lease or of any Environmental Laws, or (2) Tenant or its Agents contribute or knowingly consent to the importation of any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project or knowingly exacerbate the condition of or the conditions caused by any Hazardous Materials in, on, under, through or about the Premises, the Building or the Project, Tenant shall reimburse Landlord for the cost of such inspections within ten (10) days of receipt of a written statement therefore. Tenant will supply to Landlord such historical and operational information regarding the Premises and surrounding areas as may be reasonably requested to facilitate any such inspection and will make available for meetings appropriate personnel having knowledge of such matters. Tenant agrees to give Landlord at least sixty (60) days' prior notice of its intention to vacate the Premises so that Landlord will have an opportunity to perform such an inspection prior to such vacation. The right granted to Landlord herein to perform inspections shall not create a duty on Landlord's part to inspect the Premises, or liability on the part of Landlord for Tenant's use, storage, treatment or disposal of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

        (g)   Landlord shall have the right, but not the obligation, prior or subsequent to a Default, without in any way limiting Landlord's other rights and remedies under this Lease, to enter upon the Premises, or to take such other actions as it deems necessary or advisable, to investigate, clean up, remove or remediate any Hazardous Materials or contamination by Hazardous Materials present on, in, at, under, or emanating from, the Premises, the Building or the Project in violation of Tenant's obligations under this Lease or under any Environmental Laws. Notwithstanding any other provision of this Lease, Landlord shall also have the right, at its election, in its own name or as Tenant's agent, to negotiate, defend, approve and appeal, at Tenant's expense, any action taken or order issued by any governmental agency or authority with regard to any such Hazardous Materials or contamination by Hazardous Materials. All costs and expenses paid or incurred by Landlord in the exercise of the rights set forth in this Paragraph 32 shall be payable by Tenant upon demand.

        (h)   Tenant shall surrender the Premises to Landlord upon the expiration or earlier termination of this Lease free of debris, waste or Hazardous Materials placed on, about or near the Premises by Tenant or Tenant's Agents, and in a condition which complies with (i) all Environmental Laws relating to Hazardous Materials placed on, about or near the Premises by Tenant or Tenant's Agents and (ii) any additional requirements of Landlord that are reasonably necessary to protect the value of the Premises, the Building or the Project, including, without limitation, the obtaining of any closure permits or other governmental permits or approvals related to Tenant's use of Hazardous Materials in or about the Premises. Tenant's obligations and liabilities pursuant to the provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord that the condition of all or any portion of the Premises, the Building, and/or the Project is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including, without limitation, all Environmental Laws, at the expiration or earlier termination of this Lease, then at Landlord's sole option, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Commencement Date and prior to the appearance of such Hazardous Materials which Tenant or Tenant's Agents caused to be present except for normal wear and tear, including, without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "normal wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, and/or the Project in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent, will not be terminable by Tenant in any event or circumstance and will otherwise be subject to the provisions of Paragraph 35 of this Lease.

        (i)    Tenant agrees to indemnify and hold harmless Landlord from and against any and all claims, losses (including, without limitation, loss in value of the Premises, the Building or the Project, liabilities and expenses (including attorneys' fees)) sustained by Landlord attributable to (1) any Hazardous Materials placed on or about the Premises, the Building or the Project by Tenant or Tenant's Agents, or (2) Tenant's breach of any provision of this Paragraph 32.

        (j)    Landlord agrees to indemnify and hold harmless Tenant from and against any and all claims, losses (including, without limitation, liabilities and expenses (including attorneys' fees)) actually sustained by Tenant attributable to any Hazardous Materials placed on or about the Premises, the Building or the Project by Landlord or Landlord's Agents, but specifically excluding any other third parties.

        (k)   The provisions of this Paragraph 32 shall survive the expiration or earlier termination of this Lease.

33.   NOTICES

        All notices and demands which are required or may be permitted to be given to either party by the other hereunder shall be in writing and shall be sent by United States mail, postage prepaid, certified, or by personal delivery or overnight courier, addressed to the addressee at Tenant's Address or Landlord's Address as specified in the Basic Lease Information, or to such other place as either party may from time to time designate in a notice to the other party given as provided herein. Copies of all notices and demands given to Landlord shall additionally be sent to Landlord's property manager at the address specified in the Basic Lease Information or at such other address as Landlord may specify in writing from time to time. Notice shall be deemed given upon actual receipt (or attempted delivery if delivery is refused), if personally delivered, or one (1) business day following deposit with a reputable overnight courier that provides a receipt, or on the third (3rd) day following deposit in the United States mail in the manner described above.

34.   WAIVER

        The waiver of any breach of any term, covenant or condition of this Lease shall not be deemed to be a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent. No delay or omission in the exercise of any right or remedy of Landlord in regard to any Default by Tenant shall impair such a right or remedy or be construed as a waiver. Any waiver by Landlord of any Default must be in writing and shall not be a waiver of any other Default concerning the same or any other provisions of this Lease.

35.   HOLDING OVER

        Any holding over after the expiration of the Term, without the express written consent of Landlord, shall constitute a Default and, without limiting Landlord's remedies provided in this Lease, such holding over shall be construed to be a tenancy at sufferance, at a rental rate of one hundred fifty percent (150%) of the Base Rent last due in this Lease, plus Additional Rent, and shall otherwise be on the terms and conditions herein specified, so far as applicable; provided, however, in no event shall any renewal or expansion option or other similar right or option contained in this Lease be deemed applicable to any such tenancy at sufferance. I the Premises are not surrendered at the end of the Term or sooner termination of this Lease, and in accordance with the provisions of Paragraphs 11 and 32(h), Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any loss or liability resulting from any claim against Landlord made by any succeeding tenant or prospective tenant caused by such delay and losses to Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys' fees and costs.

36.   SUCCESSORS AND ASSIGNS

        (a)   The terms, covenants and conditions of this Lease shall, subject to the provisions as to assignment, apply to and bind the heirs successors, executors, administrators and assigns of all of the parties hereto. If Tenant shall consist of more than one entity or person, the obligations of Tenant under this Lease shall be joint and several.

        (b)   Notwithstanding anything in this Lease to the contrary, Landlord shall have the right to sell, transfer or otherwise convey, either separately or jointly, its interest in the Building and/or Expansion Land and/or Expansion Building, and all of Landlord's related rights hereunder, to any Person, provided that the original Landlord hereunder retains the obligation to construct and deliver the Building and, if Tenant exercises the Expansion Option, the Expansion Building, in accordance with the terms hereof. By way of example only (and without limiting Landlord's rights under this Paragraph 36(b)), subject to compliance with applicable zoning and subdivision laws, Landlord shall have the right to convey its interest in the Building and retain its interest in and rights and obligations hereunder with respect to the Expansion Land and/or the Expansion Building. Tenant agrees to cooperate with Landlord at Landlord's request and at Landlord's sole cost and expense (except as limited below) and to enter into such substitute or replacement lease and option documents (the "Substitute Lease Documents") as Landlord shall reasonably request to effectuate the intent of this subparagraph 36(b), (including any provision relating to payment of the Carry Costs, as hereinafter defined, to the original Landlord), provided that the obligations of Tenant under this Lease shall not be increased nor shall Tenant's rights under this Lease be diminished as a result of the execution and delivery of such Substitute Lease Documents, and provided further that Landlord shall pay Tenant's reasonable legal fees incurred in connection with such Substitute Lease Documents.

37.   TIME

        Time is of the essence of this Lease and each and every term, condition and provision herein.

38.   BROKERS

        Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker except the Broker(s) specified in the Basic Lease Information in the negotiating or making of this Lease, and each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys' fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this Lease as a result of the actions of the indemnifying party. Landlord shall pay the brokerage commissions due to the Brokers listed in the Basic Lease Information.

39.   LIMITATION OF LIABILITY

        Tenant agrees that, in the event of any default or breach by Landlord with respect to any of the terms of the Lease to be observed and performed by Landlord or with respect to the enforcement of an indemnity obligation of Landlord under this Lease (1) Tenant shall look solely to the then-current landlord's interest in the Building for the satisfaction of such indemnity obligation of Landlord or for satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord; (2) no other property or assets of Landlord, its partners, shareholders, officers, directors, employees, investment advisors, or any successor in interest of any of them (collectively, the "Landlord Parties") shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies; (3) no personal liability shall at any time be asserted or enforceable against the Landlord Parties, and (4) no judgment will be taken against the Landlord Parties (except for a judgment against Landlord which is enforceable only to the extent of

Landlord's interest in the Building). The provisions of this Paragraph shall apply only to the Landlord and the parties herein described, and shall not be for the benefit of any insurer nor any other third party.

40.   FINANCIAL STATEMENTS

        Within ten (10) days after Landlord's request, Tenant shall deliver to Landlord the then current financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available), prepared or compiled by a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

41.   RULES AND REGULATIONS

        Tenant agrees to comply with such reasonable rules and regulations as Landlord may adopt from time to time for the orderly and proper operation of the Building and the Project. Such rules may include but shall not be limited to the following: (a) restriction of employee parking to a limited, designated area or areas; and (b) regulation of the removal, storage and disposal of Tenant's refuse and other rubbish at the sole cost and expense of Tenant. The then current rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the failure of any other person to observe and abide by any of said rules and regulations; provided however, Landlord shall enforce such rules and regulation in a non-discriminatory manner. Landlord's current rules and regulations are attached to this Lease as Exhibit E.

42.   MORTGAGEE PROTECTION

        (a)    Modifications for Lender.    If, in connection with obtaining financing for the Project or any portion thereof, Landlord's lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Tenant's rights or increase Tenant's obligations under this Lease.

        (b)    Rights to Cure.    Tenant agrees to give to any trust deed or mortgage holder ("Holder"), by registered mail, at the same time as it is given to Landlord, a copy of any notice of default given to Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of notice of assignment of rents and leases, or otherwise) of the address of such Holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Holder shall have an additional twenty (20) days after expiration of such period, or after receipt of such notice from Tenant (if such notice to the Holder is required by this Paragraph 42(b)), whichever shall last occur within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such twenty (20) days, any Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated.

43.   ENTIRE AGREEMENT

        This Lease, including the Exhibits and any Addenda attached hereto, which are hereby incorporated herein by this reference, contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or therein, shall be of any force and effect.

44.   INTEREST

        Any installment of Rent and any other sum due from Tenant under this Lease which is not received by Landlord when due shall bear interest from the date such payment was originally due under this Lease until paid at an annual rate equal to the maximum rate of interest permitted by law; provided, however, Landlord hereby waives its right to collect interest on the first two (2) such sums not paid to Landlord as required hereunder. Payment of such interest shall not excuse or cure any Default by Tenant. In addition, Tenant shall pay all costs and reasonable attorneys' fees incurred by Landlord in collection of such amounts.

45.   INTERPRETATION

        This Lease shall be construed and interpreted in accordance with the laws of the State of California. The parties acknowledge and agree that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Lease, including the Exhibits and any Addenda attached hereto. All captions in this Lease are for reference only and shall not be used in the interpretation of this Lease. Whenever required by the context of this Lease, the singular shall include the plural, the masculine shall include the feminine, and vice versa. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. As used herein, the term "gross negligence" shall mean any action or inaction taken with a reckless disregard for the consequences. Unless otherwise specifically stated herein to the contrary, Landlord's consent may be given or withheld in Landlord's sole and absolute discretion.

46.   REPRESENTATIONS AND WARRANTIES

        (a)    Of Tenant.    Tenant hereby makes the following representations and warranties, each of which is material and being relied upon by Landlord, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

          (1)   If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Tenant have the full right and authority to execute this Lease on behalf of Tenant and to bind Tenant without the consent or approval of any other person or entity. Tenant has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms.

          (2)   Tenant has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

        (b)    Of Landlord.    Landlord hereby makes the following representations and warranties, each of which is material and being relied upon by Tenant, is true in all respects as of the date of this Lease, and shall survive the expiration or termination of the Lease.

          (1)   If Landlord is an entity, Landlord is duly organized, validly existing and in good standing under the laws of the state of its organization and the persons executing this Lease on behalf of Landlord have the full right and authority to execute this Lease on behalf of Landlord and to bind Landlord without the consent or approval of any other person or entity. Landlord has full power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Landlord, enforceable in accordance with its terms.

          (2)   Landlord has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

47.   SECURITY

        (a)   Tenant acknowledges and agrees that, while Landlord may engage security personnel to patrol the Building or the Project, Landlord is not providing any security services with respect to the Premises, the Building or the Project and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises, the Building or the Project.

        (b)   Tenant hereby agrees to the exercise by Landlord and Landlord's Agents, within their sole discretion, of such security measures as, but not limited to, the evacuation of the Premises, the Building or the Project for cause, suspected cause or for drill purposes, the denial of any access to the Premises, the Building or the Project and other similarly related actions that it deems necessary to prevent any threat of property damage or bodily injury. The exercise of such security measures by Landlord and Landlord's Agents, and the resulting interruption of service and cessation of Tenant's business, if any, shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part hereof, or render Landlord or Landlord's Agents liable to Tenant for any resulting damages, unless caused by the gross negligence or willful misconduct of Landlord, or relieve Tenant from Tenant's obligations under this Lease.

48.   JURY TRIAL WAIVER

        Tenant hereby waives any right to trial by jury with respect to any action or proceeding (i) brought by Landlord, Tenant or any other party, relating to (A) this Lease and/or any understandings or prior dealings between the parties hereto, or (B) the Premises, the Building or the Project or any part thereof, or (ii) to which Landlord is a party. Tenant hereby agrees that this Lease constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631.

49.   OPTION TO RENEW

        Tenant shall have two (2) options (each a "Renewal Option") to extend the Term of this Lease with respect to either the Building or the Expansion Space, or both, each for a five (5) year extended term (the "Renewal Term"). If Tenant has exercised the Expansion Option set forth in Paragraph 52 below, Tenant may exercise the Renewal Option with respect to all of the original Premises and/or the Expansion Space; provided however, as a condition to exercising such Renewal Option, Tenant must be in possession of at least fifty percent (50%) of the square footage of the building for which Tenant desires to exercise the Renewal Option. Each Renewal Option shall be effective only if Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder, either at the time of exercise of the Renewal Option or the time of commencement of the Renewal Term. If Tenant exercise the first Renewal Option in accordance herewith, the first Renewal Term shall commence on the day following the last day of the initial Term and end on the day preceding the fifth anniversary thereof. If Tenant exercises the second Renewal Option, the second Renewal Term shall commence on the day following the last day of the first Renewal Term and end on the day preceding the fifth anniversary thereof. The second Renewal Option may not be exercised unless Tenant has previously exercised the first Renewal Option. Each Renewal Term, if properly exercised, shall be upon the same terms and conditions as the Lease except for Base Rent (which shall be determined as provided in the following provisions of this Paragraph) and the size of the Premises (which shall be determined based upon the square footage of the space subject to the Renewal Notice). The Renewal Option shall be personal to Tenant and any transferee of a Permitted Transfer and shall not be assignable or otherwise transferable to any other permitted assignee, subtenant or other third parties and there shall be no further Renewal Option beyond the expiration of the second Renewal Term. In order to exercise a Renewal Option, Tenant shall give written notice to Landlord of Tenant's exercise of such election ("Tenant's Notice") at least ten (10) months prior to expiration of the then current Term and if such notice is not so given, the Renewal Option shall lapse; the Tenant hereby expressly acknowledges and agrees that time is of the essence for purposes of notice of exercise of a Renewal Option and that Tenant's failure to do so by said date will relieve Landlord of any obligation under this Paragraph. If Tenant gives such notice within the time prescribed, Landlord and Tenant shall be deemed to have entered into an extension of this lease with respect to the entirety of the Premises for a five (5) year extended term on the terms and conditions set forth herein.

        The monthly Base Rent payable during any Renewal Term shall be an amount equal to the greater of (i) the monthly Base Rent payable for the last month of the then expiring Term, or (ii) the Fair Market Rent (as hereinafter defined), multiplied by the number of square feet constituting the Premises. "Fair Market Rent" shall mean the rate being charged for comparable Office/R&D space in the Northern Peninsula market area (excluding the City of San Francisco), taking into consideration: tenant credit, tenant improvements or allowances provided or to be provided and leasing commissions but excluding tenant improvements paid for by Tenant. Landlord and Tenant shall meet and attempt in good faith to mutually determine Fair Market Rent for the purposes of the foregoing. If the parties have not reached agreement on Fair Market Rent by the date that is thirty (30) days after Tenant's Notice, each party shall appoint an appraiser and shall give to the other party the identity of the appraiser no later than the date that is forty (40) days after the Tenant's Notice. If either party fails to appoint an appraiser by the date that is forty (40) days after Tenant's Notice, the sole appraiser appointed, if any, shall determine the Fair Market Rent. If two appraisers are appointed, they shall immediately meet and attempt to agree upon such Fair Market Rent. If the appraisers cannot reach agreement on the Fair Market Rent by the date that is sixty (60) days after Tenant's Notice, each appraiser shall submit a determination of Fair Market Rent to Landlord and Tenant. If the determinations of Fair Market Rent made by these two appraisers vary by five percent (5%) or less, the Fair Market Rent shall be the average of the two determinations. If the determinations vary by more than five percent (5%), the two appraisers shall within ten (10) days after submission of their determinations, appoint a third appraiser. If the two appraisers shall be unable to agree on the selection of a third appraiser within the 10-day period, then either Tenant or Landlord may request such appointment by petitioning the presiding judge of the Superior Court in and for the County of San Mateo. Such third appraiser shall, within thirty (30) days after appointment, make a determination of the Fair Market Rent and submit such determination to Landlord and Tenant. The Fair Market Rent shall be the determination of Fair Market Rent submitted by the original two appraisers that is closer to the Fair Market Rent determination of the third appraiser. If the third appraiser's determination is exactly between the Fair Market Rent determination of the original two appraisers, then Fair Market Rent shall be the average of the original two determinations. For purposes of this Paragraph, "appraiser" shall mean a licensed commercial real estate broker or MAI designated appraiser with not less than 5 years of full-time commercial appraisal or brokerage experience in the Northern Peninsula market area. Each party shall bear the fees and costs incurred by each party's appraiser in connection with the determination of Fair Market Rent and all fees and costs incurred by the third appraiser, if any, in connection with the determination of Fair Market Rent shall be shared equally by Landlord and Tenant. If the determination of Fair Market Rent has not been made by the expiration of the then expiring Term, Tenant shall (i) continue to pay monthly Base Rent at the monthly Base Rent for the last month of the Term (the "Arbitration Period Base Rent") as well as any additional rent due under the Lease and (ii) pay to Landlord, or receive as a refund from Landlord, as applicable, on the first day of the month after the determination of Fair Market Rent is made, an amount, if any, equal to the difference between the Arbitration Period Base Rent that was paid to Landlord and the monthly Base rent for the Renewal Term that should have been paid to Landlord as the monthly Base Rent for the Renewal Term as determined hereunder.

50.   RIGHT OF FIRST NEGOTIATION

        Provided Tenant is not then in Default hereunder, Landlord shall notify Tenant of the availability of any existing rentable space available within the Project during the Term, (the "Negotiation Space"). Landlord agrees to review and negotiate in good faith with Tenant any proposals submitted by Tenant with respect to leasing the Negotiation Space prior to entering into any final lease agreement for the Negotiation Space with third parties. Tenant's rights under this Paragraph are subject and subordinate to any extension or expansion options of other tenants of the Project, whether now existing or hereafter granted. If Landlord and Tenant are unable to execute a final lease agreement for the Negotiation Space within 20 days of Landlord's notice to Tenant of the availability of the Negotiation Space, Landlord shall have no further obligation to Tenant under this Paragraph and shall be free to lease the space to any third parties. Tenant hereby expressly acknowledges and agrees that time is of the essence for purposes of this Paragraph. Notwithstanding anything in this paragraph to the contrary, Landlord shall have no obligation to lease to Tenant and Tenant shall have no obligation to lease from Landlord the Negotiation Space and as such, each party may act in its sole and absolute discretion in connection with this Paragraph.

51.   RIGHT OF FIRST OFFER

        If subsequent to full execution of this Lease, Landlord desires to sell the Building and/or, if Tenant has exercised the expansion Option, the Expansion Building, Landlord shall notify Tenant in writing of such intent to sell (the "Offer Notice"); provided however, Landlord shall not be required to provide Tenant with the Offer Notice with respect to the Building or Expansion Building if Landlord has previously terminated this Lease with respect to, or recaptured, all or any portion of the Premises or the Expansion Space, respectively. Tenant's right to receive the Offer Notice shall further be effective only if Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a Default hereunder. In the event Tenant desires to purchase the Building and/or the Expansion Building, Tenant shall notify Landlord in writing of its election to purchase the Building and/or the Expansion Building (the "Election Notice") within thirty (30) days following Tenant's receipt of the Offer Notice. In the event Tenant timely delivers the Election Notice to Landlord, the parties shall thereafter execute a purchase and sale agreement (the "Purchase and Sale Agreement") reasonably acceptable to both Landlord and Tenant with the purchase price of the building and/or the Expansion Building equal to the quotient of the Net Operating Income (as defined below) of the building and/or the Expansion Building divided by nine one hundredths (.09) and with a closing to be held on or before the date that is one hundred and eighty (180) days after delivery of the Offer Notice. If Tenant fails to deliver an Election Notice within the 30-day time period, or if Tenant has not executed the Purchase and Sale Agreement within thirty (30) days after the date of Landlord's receipt of the Election Notice, Tenant's right to purchase the Building and/or the Expansion Building hereunder shall automatically terminate and be of no further force and effect with respect to Landlord or any subsequent purchaser and Landlord shall thereafter have the right to sell the Building and/or the Expansion Building at anytime to any third party. Tenant hereby expressly acknowledges and agrees that time is of the essence of purposes of the Election Notice and that Tenant's failure to deliver such Election Notice as specified herein will relieve Landlord of any obligation under this Paragraph. As used herein, Net Operating Income shall mean the Base rent due under the lease with respect to the Building or the Expansion Building, as applicable, for the (12) full calendar months following the Offer Notice. Notwithstanding anything in this Paragraph to the contrary, this Paragraph shall be inapplicable to, and Landlord shall have no obligation to provide an Offer notice to Tenant in connection with any sale or proposed sale of the Building and/or the Expansion Building to any Person (as defined below) who is the owner of at least a fifty-one percent (51%) legal or beneficial interest and holder of a controlling interest in Landlord as of the date of this Lease or at anytime in the future. As used herein "Person" shall mean any natural person, corporation, firm, association or other entity, whether acting in an individual, fiduciary or other capacity. Tenant's rights under this Paragraph 51 shall survive Landlord's transfer to such Person.

52.   RIGHT TO EXPAND

        (a)   Tenant shall have one (1) option to expand (the "Expansion Option") the Premises to include an approximately 50,400 square feet Building (the "Expansion Space") to be constructed in the Project in the area shown on the attached Exhibit G (the "Expansion Land"). The Expansion Option shall be effective only if Tenant is not in Default under this Lease, nor has any event occurred which with the giving of notice or the passage of time, or both, would constitute a default hereunder, either at the time of exercise of the Expansion Option or the time of delivery of the Expansion Space. The Expansion option shall be personal to Tenant and any transferee of a permitted transfer and shall not be assignable or otherwise transferable to any other permitted assignee, subtenant or other third parties. in order to exercise the expansion option, Tenant shall give written notice to Landlord (the "Expansion Notice") on or before the date (the "Final Expansion Notice Date") that is the last day of the first Lease Year. If the Expansion Notice is not so given, the Expansion Option shall, except as provided in (b) below, automatically lapse; Tenant hereby expressly acknowledges and agrees that time is of the essence for purposes of delivering the Expansion Notice and that Tenant's failure to do so by the Final Expansion Notice Date will relieve Landlord of any obligation under this Paragraph 52.

        (b)   Notwithstanding the terms of Paragraph 52(a) above, Tenant shall have the right to extend the Final Expansion Notice Date to the last day of the second Lease Year, provided that, on or before the expiration of the first Lease Year Tenant delivers written notice of such election to Landlord (the "Extension Notice"). If the Extension Notice is not so given, the Expansion Option shall automatically lapse; Tenant hereby expressly acknowledges and agrees that time is of the essence for purposes of delivering the Extension Notice and that Tenant's failure to do so by said date will relieve Landlord of any obligation under this Paragraph 52. If Tenant delivers the Extension Notice in a timely manner as provided herein, Tenant shall have until the end of the second Lease Year, (the "extended Expansion Notice Date") to exercise the Expansion Option by delivering an Expansion Notice to Landlord. If Tenant provides an Extension Notice to Landlord and thereafter fails to exercise the Expansion Option in accordance with this Paragraph 52(b), the monthly Base Rent then payable under this Lease shall be increased by five cents ($0.05) per square foot and such increased Base Rent shall thereafter be increased by one hundred and four percent (104%) of the Monthly Base Rent for the preceding Lease Year. By way of example, the monthly Base Rent payable hereunder on a square footage basis during the third Lease Year shall be adjusted to equal $87,014.59 which amount equals (i) the monthly Base Rent for the Third Lease Year, plus (ii) five cents ($.05) per square foot and therefore, the monthly Base Rent for the fourth Lease Year shall be $90,495.17.

        (c)   The Expansion Notice shall specify the date Tenant desires to occupy the Expansion Space (the "Requested Delivery Date"). The Requested Delivery Date shall be no earlier than ten (10) months and no later than thirty-six (36) months after the Commencement Date. Upon delivery of the expansion Notice and as a condition precedent to the effectiveness thereof, Tenant shall (i) increase the security Deposit under this Lease by Seventy-Five Thousand Dollars ($75,000) to a total of One

Hundred Fifty Thousand Dollars ($156,000), and (ii) provide Landlord with detailed financial statements and other information reasonably acceptable to Landlord demonstrating that; as of the date of the Expansion Notice, Tenant has cash and cash equivalents, as defined in Paragraph 4 above, greater than Ten Million Dollars ($10,000,000) and a current ratio of 1.2 or greater. As used in this Paragraph, "current ratio" shall mean the number obtained by dividing Tenant's current assets by current liabilities, as such amounts are shown on Tenant's then most recent quarterly filing (Form 10-Q) with the Securities and Exchange Commission. Notwithstanding the condition in (ii) above, the Expansion Notice shall be effective if Tenant delivers to Landlord, as additional security for the full and faithful performance of Tenant's covenants and obligations under this Lease, a letter of credit, in the form and subject to the terms and conditions set forth in Paragraph 4 above, in the amount of Five Hundred Thousand Dollars ($500,000). Notwithstanding the terms of Paragraph 4, during the period from the Expansion Space Commencement Date through the sixth Lease Year, the amount of such letter of credit shall be reduced by Twenty Thousand Dollars ($20,000) on the last day of each such Lease Year. During the period from the seventh Lease Year through the Expiration Date, the amount of the letter of credit shall be reduced by Sixty-Three Thousand Three Hundred Thirty-Five Dollars ($63,335) on the last day of each such Lease Year.

        (d)   Upon the Expansion Space Commencement Date (as defined in Exhibit B hereto), the Lease shall be deemed amended such that the definition of Premises shall include the Expansion Space and the definition of Building shall include the newly constructed building in which the Expansion Space is located (the "Expansion Building"). Tenant's occupancy of the Expansion Space shall be subject to all of the terms and conditions of this Lease except as specifically provided in Paragraph 52(f) below. Without limiting the generality of the foregoing, Monthly Base Rent shall be due for the Expansion Space at the same rate per square foot as then being charged for the original Premises (such amount being determined by dividing the Monthly Base Rent by the original Premises square footage) and shall be subject to the same adjustments as set forth in the Lease, and Tenant's Proportionate Share(s) shall be adjusted to include the addition of the Expansion Space, provided that any monetary limitation on Expenses set forth in any provision of Paragraph 4 shall apply separately to each building constituting a part of the Premises hereunder, except that the $265,000 monetary limitation in Paragraph 4(b)(o) shall remain at $25,000. If, for any reason whatsoever, the Expansion Space Commencement Date does not occur on or before the Requested Delivery Date, the Expansion Option shall not be void or voidable, nor shall Landlord, or Landlord's Agents, be liable to Tenant for any loss or damage resulting therefrom. Tenant shall not be liable for Rent with respect to the Expansion Space until the Expansion Space Commencement Date. Upon request from Landlord, Tenant shall enter into a written amendment of the Lease prepared by Landlord and memorializing the expansion of the Premises to include the Expansion Space and the adjustment of the other economic terms of the Lease.

        (e)   In consideration of Landlord's granting the Expansion Option and with the understanding that Landlord would not have otherwise agreed to the Expansion Option, Tenant shall pay to Landlord upon execution of this Lease and on the first day of each succeeding calendar month the sum of Sixteen Thousand Dollars ($16,000) (the "Carry Costs") until such time as (i) Tenant notifies Landlord that it has relinquished the Expansion Option, (ii) the Expansion Option expires in accordance with the terms of this Paragraph 52 or, (iii) if the Tenant delivers an Expansion Notice, until ten (10) months prior to the requested Delivery Date (said amounts to be prorated during any partial calendar months hereunder). Notwithstanding the foregoing, Tenant may elect, by delivering written notice of such election to Landlord upon execution of this Lease, to pay on the Commencement Date all carry Costs due for the period of time from the date of this Lease through the Commencement Date, together with interest thereon at the rate of twelve percent (12%) per annum. All Carry Costs due from and after the Commencement Date shall be paid to Landlord on a monthly basis as set forth above. Any delays in delivery of the Expansion Space beyond the Requested Delivery Date due to Tenant Delays or Force Majeure Events, as such terms are defined in Exhibit B hereto, shall result in Tenant's continued payment of Carry Costs for the time attributable to the such delay.

        (f)    Promptly after the exercise of the Expansion Option by Tenant, Landlord and Tenant shall enter into a building construction agreement and a premises construction agreement (collectively, the "Expansion Construction Agreements') in form and content substantially similar to the Building Construction Agreement and Premises Construction Agreement attached hereto as Exhibit A and Exhibit B, respectively, which Expansion Construction Agreements shall set forth the rights and obligations of the parties with respect to the construction of the Expansion Building and the Premises. Without limiting the foregoing, the building construction agreement for the Expansion Space shall include Conditions substantially similar to those set forth on Exhibit H with respect to the Original Premises and performance periods for the satisfaction of such Conditions of equivalent duration to the performance periods specified on said Exhibit H (as measured by the time periods from the date of this Lease to the respective Initial Window Dates). Landlord shall provide Tenant with a Tenant's Allowance equal to the Expansion Space TI Dollars, as defined below, multiplied by the Expansion Space square footage, as finally determined. As used in this Paragraph, the "Expansion Space TI Dollars" shall mean an amount equal to Thirty Dollars ($30.00) increased at an annualized rate of four percent (4%) from the date of this Lease until the date the Expansion Notice is properly given.

53.   MEMORANDUM OF LEASE

        Promptly after full execution of this Lease, Landlord and Tenant shall execute and cause to be recorded a Memorandum of Lease in the form attached hereto as Exhibit J.

(signatures on next page)

        Landlord and Tenant have executed and delivered this Lease as of the Date specified in the Basic Lease Information.

Landlord:	HMS GATEWAY OFFICE, L.P. a Delaware limited liability company
	By:	Hines Gateway Office, L.P., General Partner
		By:	Hines Interests Limited Partnership, General Partner
			By:	Hines Holdings, Inc., General Partner
				By:	/s/ JAMES BUIE
				Name:	James Buie
				Title:	EVP
Tenant:	COULTER PHARMACEUTICAL, INC., a Delaware corporation
	By:	/s/ WILLIAM G. HARRIS
	Name:	William G. Harris
	Title:	Vice President and CFO

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  Exhibit 10.7